                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration No. 333-109597

PROSPECTUS SUPPLEMENT
(To Prospectus Dated November 3, 2003)

                                1,625,000 Shares

          NEWCASTLE INVESTMENT CORP. LOGO  NEWCASTLE INVESTMENT CORP.

                                  Common Stock

--------------------------------------------------------------------------------

We are offering 1,625,000 shares of our common stock, $.01 par value per share, by this prospectus supplement and the accompanying prospectus. Our common stock is listed on the New York Stock Exchange under the symbol "NCT." On November 16, 2004, the last reported sale price of our common stock was $32.04 per share.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THE ACCOMPANYING PROSPECTUS.

                                                              Per Share      Total
                                                              ---------   -----------
Public offering price.......................................   $31.40     $51,025,000
Underwriting discounts and commissions......................   $ 0.48     $   780,000
Proceeds to us, before expenses.............................   $30.92     $50,245,000

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Lehman Brothers expects to deliver the shares on or about November 22, 2004.

--------------------------------------------------------------------------------

                                LEHMAN BROTHERS

November 16, 2004

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus supplement, accompanying prospectus and the documents incorporated herein contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, among other things, the operating performance of our investments and financing needs. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "project," "predict," "continue" or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in economic conditions generally and the real estate and bond markets specifically; adverse changes in the financing markets we access affecting our ability to finance our real estate securities portfolios in general, or in a manner that maintains our historic net spreads; changes in interest rates and/or credit spreads, as well as the success of our hedging strategy in relation to such changes; the quality and size of the investment pipeline and the rate at which we can invest our cash, including cash obtained in connection with CBO financings; impairments in the value of the collateral underlying our real estate securities, real estate related loans and residential mortgage loans; the relation of any impairments in the value of our real estate securities portfolio or operating real estate to our judgments as to whether changes in the market value of our securities are temporary or not and whether circumstances bearing on the value of our operating real estate warrant changes in carrying values; changes in the markets; legislative/regulatory changes; completion of pending investments; the availability and cost of capital for future investments; competition within the finance and real estate industries; and other risks detailed from time to time in our Securities and Exchange Commission ("SEC") reports. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of this report. The factors noted above could cause our actual results to differ significantly from those contained in any forward-looking statement. For a discussion of our critical accounting policies see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Application of Critical Accounting Policies" incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2003 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.

     Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of this prospectus supplement. The factors noted above could cause our actual results to differ significantly from those contained in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus supplement to conform these statements to actual results. We encourage you to read this prospectus supplement and the accompanying prospectus, as well as the information that is incorporated by reference in this prospectus supplement and the accompanying prospectus, in their entireties. In evaluating forward-looking statements, you should consider the risks and uncertainties under "Risk Factors" beginning on page 4 of the accompanying prospectus, together with the other risks described from time to time in our reports and documents filed with the SEC, and you should not place undue reliance on those statements.

     All references to "we," "our," "us" and "Newcastle" in this prospectus supplement and the accompanying prospectus mean Newcastle Investment Corp. and its consolidated subsidiaries, except where it is made clear that the term means only the parent company.

                           NEWCASTLE INVESTMENT CORP.

     We are a real estate investment and finance company. We invest in real estate securities and other real estate-related assets. We seek to deliver stable dividends and attractive risk-adjusted returns to our stockholders through prudent asset selection and the use of match-funded financing structures, which reduce our interest rate and financing risks. We make money by optimizing our "net spread," the difference between the yield on our investments and the cost of financing these investments. We are organized as a real estate investment trust for federal income tax purposes.

     Our investment activities cover four distinct categories:

     1) Real Estate Securities: Our principal activity is to underwrite and acquire a diversified portfolio of moderately credit sensitive real estate securities, including commercial mortgage backed securities (CMBS, including B-notes), senior unsecured REIT debt issued by property REITs and real estate related asset backed securities. We generally target investments rated A through BB. As of September 30, 2004, our investments in real estate securities represented 73% of our assets and 75% of our equity.

     2) Real Estate Related Loans: This activity includes loans to well capitalized real estate operators with strong track records and compelling business plans and mortgage loans secured by fee or leasehold interests in commercial real estate. As of September 30, 2004, our investments in real estate related loans represented 8% of our assets and 8% of our equity.

     3) Operating Real Estate: We have acquired operating real estate with a focus on institutional quality operating real estate leased primarily to tenants with, or whose major tenant has, investment grade credit ratings. As of September 30, 2004, our investments in credit leased operating real estate represented 3% of our assets and 7% of our equity.

     4) Residential Mortgage Loans: We also acquire residential mortgage loans with high credit borrowers that produce attractive leveraged returns. As of September 30, 2004, our investments in residential mortgage loans represented 15% of our assets and 6% of our equity.

     In addition, we had uninvested cash and other miscellaneous net assets which represented 1% of our assets and 4% of our equity at September 30, 2004.

     Underpinning our investment activities is a disciplined approach to acquiring, financing and actively managing our assets. Our objective is to acquire a highly diversified portfolio of debt investments secured by real estate that have moderate credit risk and sufficient liquidity. We primarily utilize a match-funded financing strategy in order to minimize refinancing and interest rate risks. This means that we seek both to match the maturities of our debt obligations with the maturities of our investments, in order to minimize the risk that we have to refinance our liabilities prior to the maturities of our assets, and to match the interest rates on our investments with like-kind debt (i.e., floating or fixed), in order to reduce the impact of changing interest rates on our earnings. Finally, we actively manage credit exposure through portfolio diversification and ongoing asset selection and surveillance. We, through our manager, Fortress Investment Group LLC, have a dedicated team of senior investment professionals experienced in real estate capital markets, structured finance and asset management. We believe that these critical skills position us well not only to make prudent investment decisions but also to monitor and manage the credit profile of our investments.

     We are externally managed and advised by our manager, Fortress Investment Group LLC. In connection with this offering, we have granted to an affiliate of our manager an option to purchase 162,500 shares of our common stock, representing 10% of the number of shares being offered hereby at the public offering price of our shares in this offering.

     We are incorporated in Maryland and the address of our principal executive office is 1251 Avenue of the Americas, 16th Floor, New York, New York, 10020. Our telephone number is (212) 798-6100. Our Internet address is www.newcastleinv.com. newcastleinv.com is an interactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement and is not incorporated in this prospectus supplement by reference. Our common stock is traded on the New York Stock Exchange under the symbol "NCT."

                                  THE OFFERING

Common stock we are
offering......................   1,625,000 shares

Common stock to be outstanding
after the offering............   39,859,481 shares

New York Stock Exchange
Symbol........................   NCT

Risk Factors..................   Investing in our common stock involves certain
                                 risks, which are described under "Risk Factors" in the accompanying prospectus and the periodic reports incorporated herein by reference.

     The number of shares of common stock that will be outstanding after the offering is based on the number of shares outstanding as of November 15, 2004, and excludes options to purchase 1,417,525 shares of our common stock held by an affiliate of our manager, an option to purchase 162,500 shares of our common stock granted to an affiliate of our manager in connection with this offering, representing 10% of the number of shares being offered hereby, options to purchase an aggregate of 638,702 shares of our common stock held by certain employees of our manager and options to purchase an aggregate of 13,000 shares of our common stock held by our directors.

                                USE OF PROCEEDS

     We estimate that the net proceeds from this offering will be approximately $50.2 million, after deducting the underwriting discount and expenses of the offering. We intend to use the net proceeds to make investments in real estate securities and/or other real estate related assets and for general corporate purposes.

                       FEDERAL INCOME TAX CONSIDERATIONS

     The federal income taxation information under the heading "Federal Income Tax Considerations -- Other Tax Considerations -- Legislative or Other Actions Affecting REITs" in the accompanying prospectus is supplemented with the following information.

     The recently enacted American Jobs Creation Act of 2004 (the "2004 Act"), which, except as described below, is effective for tax years beginning in 2005, contains a number of relief provisions applicable to REITs. Some of these relief provisions make it easier for REITs to satisfy some of the REIT income and asset tests, while other relief provisions enable REITs to prevent terminations of their REIT status due to inadvertent violations of some of the technical REIT requirements.

     - First, the 2004 Act expands significantly the number and nature of securities that are no longer subject to testing under the 10% value test. Thus, in addition to "straight debt," the 10% value test will not apply to (a) any loan made to an individual or an estate, (b) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (c) any obligation to pay rents from real property, (d) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, and (e) any security issued by another REIT. The 2004 Act also modifies the definition of "straight debt" effective for taxable years beginning after December 31, 2000, to provide that certain contingency features do not result in an obligation failing to qualify as straight debt. The 2004 Act does, however, limit the definition of "straight debt" by providing that no securities issued by a corporation or partnership shall qualify as straight debt if the REIT (or a "taxable REIT subsidiary" in which the REIT owns a greater than 50% interest, as measured by vote or value) owns non-straight debt securities of such issuer that represent more than 1% of the total value of all securities of such issuer.

     - Second, the 2004 Act provides that, for taxable years beginning after December 31, 2000, certain debt instruments issued by a partnership that do not qualify as "straight debt" are not subject to testing under the 10% value test to the extent of the REIT's interest as a partner in that partnership. In addition, such debt instruments are completely excluded from testing under the 10% value test if at least 75% of the partnership's gross income (excluding income from "prohibited transactions") consists of income described in the 75% gross income test discussed on page 46 of the accompanying prospectus.

     - Third, the 2004 Act excludes from the 95% REIT income test any income arising from "clearly identified" hedging transactions that are entered into by the REIT, either directly or through certain subsidiary entities, to manage the risk of interest rate movements, price changes, or currency fluctuations with respect to borrowings incurred or to be incurred by the REIT to acquire or carry real estate assets. In general, for a hedging transaction to be "clearly identified," (a) the transaction must be identified as a hedging transaction before the end of the day on which it is entered into, and (b) the items or risks being hedged must be identified "substantially contemporaneously" with the hedging transaction, meaning that the identification of the items or risks being hedged must generally occur within 35 days after the date the transaction is entered into.

     - Fourth, the 2004 Act contains two relief provisions for REITs which own one or more assets that cause a violation of the 5% value and 10% vote or value tests described on page 48 of the accompanying prospectus. Pursuant to a new "de minimis relief provision," a REIT that fails the 5% value or the 10% vote or value tests is excused if the failure was (a) de minimis (generally, if the value of the assets causing the failure does not exceed the lesser of 1% of the REIT's total assets, and

       $10,000,000), and (b) either the REIT disposes of the assets causing the failure within 6 months after the last day of the quarter in which the REIT identifies the failure, or the 5% value or the 10% vote and value tests are otherwise satisfied within that time frame. The 2004 Act also provides an additional "non-de minimis" relief provision pursuant to which a REIT that fails the 5% value or the 10% vote or value tests in a taxable year may still qualify as a REIT if (a) the REIT provides the IRS with a description of each asset causing the failure, (b) the failure was due to reasonable cause and not willful neglect, (c) the REIT pays a tax equal to the greater of $50,000 and the highest rate of corporate tax imposed (currently 35%) on the net income generated by the assets causing the failure and (d) either the REIT disposes of the assets causing the failure within 6 months after the last day of the quarter in which the REIT identifies the failure, or otherwise satisfies the 5% value or the 10% vote and value tests within that time frame.

     In addition to the relief provisions described above, the 2004 Act provides that capital gain dividends received by a non-U.S. holder will be treated in the same manner as ordinary income dividends, provided that (1) the capital gain dividends are received with respect to a class of stock that is regularly traded on an established securities market located in the United States and (2) the foreign holder does not own more than 5% of that class of stock at any time during the taxable year in which the capital gain dividends are received.

     The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. No assurance can be given as to whether, or in what form, the proposal described above (or any other proposals affecting REITs or their stockholders) will be enacted. Changes to the federal laws and interpretations thereof could adversely affect an investment in our common stock.

     For a further description of the U.S. federal income tax considerations relating to our common stock, please see "Federal Income Tax Considerations" beginning on page 42 of the accompanying prospectus.

                                  UNDERWRITING

     Under the terms of an underwriting agreement, which will be filed as an exhibit to a current report on Form 8-K and incorporated herein by reference, Lehman Brothers Inc., the underwriter, has agreed to purchase from us, and we have agreed to sell to the underwriter, 1,625,000 shares of our common stock.

     The underwriting agreement provides that the underwriter is obligated to purchase all shares of common stock offered hereby if any of the shares are purchased, upon the satisfaction of the conditions contained in the underwriting agreement, including:

     - the representations and warranties made by us to the underwriter are true and correct;

     - there is no material change in our condition or in the financial markets; and

     - we deliver customary closing documents to the underwriter.

COMMISSIONS AND EXPENSES

     The underwriter has advised us that the underwriter proposes to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement, and to selected dealers, at such public offering price less a selling concession not in excess of $0.10 per share. After the offering, the underwriter may change the offering price and other selling terms.

     The following table summarizes the underwriting discounts and commissions we will pay to the underwriter. The underwriting discounts and commissions are equal to the public offering price per share less the amount per share the underwriter pays to us.

                                                              PER SHARE    TOTAL
                                                              ---------   --------
Underwriting discounts and commissions......................    $0.48     $780,000

     We estimate that the total expenses of the offering payable by us will be approximately $75,000.

LOCK-UP AGREEMENTS

     We have agreed that, subject to specified exceptions (including issuances of shares of common stock in connection with acquisitions), without the consent of the underwriter, we will not, directly or indirectly, offer, sell or otherwise dispose of any shares of our common stock or any securities that may be converted into or exchanged for any shares of our common stock for a period of 14 days from the date of this prospectus supplement. Our manager (including its executive officers), our executive officers and our directors have agreed under lock-up agreements with the underwriter that, subject to specified exceptions (including existing pledges and refinancing thereof and transfers for charitable and estate planning purposes), without the prior written consent of the underwriter, they will not, directly or indirectly, offer for sale, sell, pledge, enter into any swap or other derivatives transaction that transfers to another any of the economic benefits or risks of ownership of our common stock, or otherwise dispose of any shares of our common stock or any securities that may be converted into or exchanged for any shares of common stock for a period ending 30 days after the date of this prospectus supplement (the "Lock-up Period").

     Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-up Period we issue an earnings release or material news or a material event relating to us occurs or (2) prior to the expiration of the Lock-up Period we announce that we will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, then the Lock-up Period will continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this sentence shall not apply if the underwriter publishes or distributes any research regarding the earnings results, material news or material event, and such research is compliant under Rule 139 of the Securities Act of 1933, as amended (the "Securities Act"), and our securities are actively traded as defined in Rule 101(c)(1) of Regulation M under the Exchange Act of 1934, as amended (the "Exchange Act").

LISTING

     Our common stock is listed on the New York Stock Exchange under the symbol "NCT." On November 16, 2004, the last reported sale price of our common stock was $32.04 per share.

INDEMNIFICATION

     We have agreed to indemnify the underwriter against certain liabilities relating to the offering, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make for these liabilities.

STABILIZATION AND SHORT POSITIONS

     The underwriter may engage in over-allotment, stabilizing transactions and covering transactions, or purchases for the purpose of pegging, fixing or maintaining the price of the common stock, in accordance with Regulation M under the Exchange Act:

     - Over-allotment involves sales by the underwriter of shares of common stock in excess of the number of shares the underwriter is obligated to purchase, which creates a short position. The underwriter may close out any short position by purchasing shares of common stock in the open market.

     - Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

     - Covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover short positions.

     These stabilizing transactions and covering transactions may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of the common stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the New York Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

     We and the underwriter do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, we and the underwriter do not make any representation that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

ELECTRONIC DISTRIBUTION

     This prospectus supplement and the accompanying prospectus in electronic format may be made available on the Internet sites or through other online services maintained by the underwriter or by its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations.

     Other than the prospectus supplement and accompanying prospectus in electronic format, the information on the underwriter's website or our website and any information contained in any other website maintained by the underwriter or us is not part of the prospectus supplement, the accompanying prospectus or the registration statement of which the prospectus and this prospectus supplement form a part, has not been approved and/or endorsed by us or the underwriter and should not be relied upon by investors.

RELATIONSHIPS

     The underwriter and some of its affiliates have, directly and indirectly, from time to time provided, and in the future may provide, investment banking and other financial advisory services to us and our affiliates, for which they have received and will receive customary compensation.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and Piper Rudnick LLP, Baltimore, Maryland, and for the underwriter by Sidley Austin Brown & Wood LLP, New York, New York. Sidley Austin Brown & Wood LLP has represented us in the past and continues to represent us on a regular basis on a variety of matters.

                                    EXPERTS

     The consolidated financial statements of Newcastle Investment Corp. appearing in Newcastle Investment Corp.'s Annual Report on Form 10-K for the year ended December 31, 2003, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

[NEWCASTLE LOGO]
                           NEWCASTLE INVESTMENT CORP.

                                  COMMON STOCK
                                PREFERRED STOCK
                               DEPOSITARY SHARES
                                DEBT SECURITIES
                                      AND
                                    WARRANTS

     We may offer, issue and sell from time to time, together or separately, our debt securities, which may be senior debt securities or subordinated debt securities; shares of our preferred stock, which we may issue in one or more series; depositary shares representing shares of our preferred stock; shares of our common stock; or warrants to purchase debt or equity securities, at an aggregate initial offering price which will not exceed $750,000,000.

     We will provide the specific terms of these securities in supplements to this prospectus. We may describe the terms of these securities in a term sheet which will precede the prospectus supplement. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

     THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

     We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see "Plan of Distribution" in this prospectus.

     An investment in these securities entails certain material risks and uncertainties that should be considered. See "Risk Factors" beginning on page 4 of this prospectus.

     Our common stock is listed on the New York Stock Exchange under the trading symbol "NCT." Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is November 3, 2003

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
ABOUT THIS PROSPECTUS.......................................    1
WHERE YOU CAN FIND MORE INFORMATION.........................    1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...    2
NEWCASTLE INVESTMENT CORP...................................    3
RISK FACTORS................................................    4
USE OF PROCEEDS.............................................   16
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED
  STOCK DIVIDENDS AND RATIO OF EARNINGS TO FIXED CHARGES....   17
DESCRIPTION OF DEBT SECURITIES..............................   18
DESCRIPTION OF CAPITAL STOCK................................   26
DESCRIPTION OF DEPOSITARY SHARES............................   36
DESCRIPTION OF WARRANTS.....................................   38
IMPORTANT PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND
  BYLAWS....................................................   39
FEDERAL INCOME TAX CONSIDERATIONS...........................   42
ERISA CONSIDERATIONS........................................   59
PLAN OF DISTRIBUTION........................................   61
LEGAL MATTERS...............................................   63
EXPERTS.....................................................   63

     Unless otherwise stated or the context otherwise requires, references in this prospectus to "NCT," "Newcastle," "we," "our," and "us" refer to Newcastle Investment Corp. and its direct and indirect subsidiaries.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus, in one or more offerings up to a total dollar amount of $750,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

     You should rely on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

     You should assume that the information in this prospectus is accurate as of the date of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

     This prospectus contains summary descriptions of the debt securities, common stock, preferred stock and warrants that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings can be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available over the Internet at the SEC's website at http://www.sec.gov. Our common stock is listed and traded on the New York Stock Exchange under the trading symbol "NCT." Our reports, proxy statements and other information can also be read at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     The SEC allows "incorporation by reference" into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which we have already filed with the SEC:

     - Annual Report on Form 10-K for the year ended December 31, 2002;

     - Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003; and

     - Proxy Statement for the Annual Meeting of Shareholders held on May 29, 2003.

     Whenever after the date of this prospectus we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, those reports and documents will be deemed to be a part of this prospectus from the time they are filed. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     We will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Requests should be directed to Newcastle Investment Corp., 1251 Avenue of the Americas, 16th Floor, New York, New York, 10020 (telephone number (212) 798-6100), Attention: Investor Relations.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, among other things, the operating performance of our investments and financing needs. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "project," "predict," "continue" or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in economic conditions generally and the real estate and bond markets specifically; adverse changes in the financing markets we access affecting our ability to finance our real estate securities portfolios in general, or in a manner that maintains our historic net spreads; changes in interest rates and/or credit spreads, as well as the success of our hedging strategy in relation to such changes; the quality and size of the investment pipeline and the rate at which we can invest our cash, including cash obtained in connection with CBO financings; impairments in the value of the collateral underlying our real estate securities; changes in the markets; legislative/regulatory changes; completion of pending investments; the availability and cost of capital for future investments; competition within the finance and real estate industries; and other risks detailed from time to time in our SEC reports. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of this prospectus. The factors noted above could cause our actual results to differ significantly from those contained in any forward-looking statement.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

                           NEWCASTLE INVESTMENT CORP.

GENERAL

     We own a diversified portfolio of moderately credit sensitive real estate securities, including commercial mortgage backed securities, senior unsecured debt issued by property REITs and asset backed securities. Mortgage backed securities are interests in or obligations secured by pools of mortgage loans. We generally target investments rated A through BB. We also own credit leased operating real estate in Canada and Belgium, which we refer to in this prospectus as the "Bell Canada portfolio" and the "LIV portfolio," respectively. We consider credit leased operating real estate to be real estate that is leased primarily to tenants with, or whose major tenant has, investment grade credit ratings. We also own, directly and indirectly, interests in pools of mortgage loans, including residential mortgage loans. We are organized and conduct our operations to qualify as a real estate investment trust (REIT) for federal income tax purposes.

     We seek to match-fund our investments with respect to interest rates and maturities in order to minimize the impact of interest rate fluctuations on earnings and reduce the risk of refinancing our liabilities prior to the maturity of the investments. Our objective is to maximize the difference between the yield on our investments and the cost of financing these investments while hedging our positions.

     We focus on investing in moderately credit sensitive real estate securities, including commercial mortgage backed securities, senior unsecured debt issued by property REITs and asset backed securities. We seek to finance our real estate securities through the issuance of debt securities in the form of collateralized bond obligations, known as CBOs, which are obligations issued in multiple classes secured by an underlying portfolio of securities. Our CBO financings offer us structural flexibility to buy and sell certain investments to manage risk and, subject to certain limitations, to optimize returns.

     We are incorporated in Maryland and the address of our principal executive office is 1251 Avenue of the Americas, 16th Floor, New York, New York, 10020. Our telephone number is (212) 798-6100. Our Internet address is www.newcastleinv.com. newcastleinv.com is an interactive textual reference only, meaning that the information contained on the website is not part of this prospectus and is not incorporated in this prospectus by reference.

OUR MANAGER

     We are externally managed and advised by Fortress Investment Group LLC. As of September 30, 2003, Fortress Investment Group, through its affiliate, owned 2,750,189 shares of our common stock and had options to purchase an additional 1,160,000 shares of our common stock, which were issued in connection with our prior equity offerings, representing approximately 13.4% of our common stock on a fully diluted basis. In addition, we may grant options to purchase shares of our common stock to our manager, or to an affiliate of our manager, in connection with future equity offerings or otherwise, as we have done previously.

     We have no ownership interest in our manager. Fortress Investment Holdings LLC is the sole member of our manager. The beneficial owners of Fortress Investment Holdings LLC include Messrs. Wesley R. Edens, Peter L. Briger, Jr., Robert I. Kauffman, Randal A. Nardone and Michael E. Novogratz.

     Our chairman and chief executive officer and each of our executive officers also serve as officers of our manager. Our manager is entitled to receive a base management fee from us and may receive incentive compensation based on certain performance criteria.

     As required by our management agreement, our manager provides a dedicated management team to us, including a president, chief financial officer and chief operating officer, whose primary responsibility is to manage us.

     Our manager also manages and invests in other real estate-related investment vehicles and intends to engage in additional management and investment opportunities and investment vehicles in the future. However, our manager has agreed not to raise or sponsor any new investment vehicle that targets, as its primary investment category, investment in United States dollar-denominated credit sensitive real estate securities reflecting primarily United States loans or assets, although these entities, and other entities managed by our manager, are not prohibited from investing in these securities.
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

                                  RISK FACTORS

     An investment in our Company involves a high degree of risk. You should carefully consider the following information, together with the other information contained in this prospectus and any prospectus supplement, before buying any of the securities offered hereby. In connection with the forward-looking statements that appear in this prospectus, you should also carefully review the cautionary statement referred to under "Cautionary Statement Regarding Forward-Looking Statements."

                        RISKS RELATING TO OUR MANAGEMENT

WE ARE DEPENDENT ON OUR MANAGER AND MAY NOT FIND A SUITABLE REPLACEMENT IF OUR MANAGER TERMINATES THE MANAGEMENT AGREEMENT.

     We have no employees. Our officers are employees of our manager. We have no separate facilities and are completely reliant on our manager, which has significant discretion as to the implementation of our operating policies and strategies. We are subject to the risk that our manager will terminate the management agreement and that no suitable replacement will be found to manage us. We believe that our success depends to a significant extent upon the experience of the manager's executive officers, whose continued service is not guaranteed.

THERE ARE CONFLICTS OF INTEREST IN OUR RELATIONSHIP WITH OUR MANAGER.

     Our chairman and chief executive officer and each of our executive officers also serve as officers of our manager. As a result, our management agreement with our manager was not negotiated at arm's-length and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

     Our manager also manages and invests in other real estate-related investment vehicles and our chairman and chief executive officer and some of our other officers also serve as officers and/or directors of these other entities. Certain investments appropriate for us may also be appropriate for one or more of these other investment vehicles; our manager may make a particular investment through another investment vehicle rather than through us or may, subject to the approval of the independent members of our board of directors, make a co-investment with one or more of these other investment vehicles.

     Our manager also intends to engage in additional real estate-related management and investment opportunities in the future which may also compete with us for investments.

     Our management agreement with our manager generally does not limit or restrict our manager from engaging in any business or managing any other vehicle that invests generally in real estate securities, except that neither the manager nor any entity controlled by or under common control with the manager shall raise or sponsor any new investment fund, company or vehicle whose investment policies, guidelines or plan targets as its primary investment category investment in United States dollar-denominated credit sensitive real estate-related securities reflecting primarily United States loans or assets. The ability of our manager and its officers and employees to engage in other business activities may reduce the time our manager spends managing us. The manager is required to seek the approval of the independent members of our board of directors before we engage in a material transaction, including certain co-investments, with another entity managed by our manager.

     The management compensation structure that we have agreed to with our manager may cause our manager to invest in high risk investments. In addition to its management fee, our manager is entitled to receive incentive compensation based in part upon our achievement of targeted levels of funds from operations. In evaluating investments and other management strategies, the opportunity to earn incentive compensation based on funds from operations may lead our manager to place undue emphasis on the maximization of funds from operations at the expense of other criteria, such as preservation of capital, in order to achieve higher incentive compensation. Investments with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our invested portfolio.

     Termination of the management agreement with our manager is difficult and costly. The management agreement may only be terminated annually upon the affirmative vote of at least two-thirds of our independent directors, or by a vote of the holders of a majority of the outstanding shares of our common stock, based upon (1) unsatisfactory performance by our manager that is materially detrimental to us or (2) a determination that the management fee payable to our manager is not fair, subject to our manager's right to prevent such a compensation termination by accepting a mutually acceptable reduction of fees. Our manager will be provided 60 days' prior notice of any termination and will be paid a termination fee equal to the amount of the management fee earned by the manager during the twelve-month period preceding such termination. In addition, following any termination of the management agreement, the manager may require us to purchase its right to receive incentive compensation at a price determined as if our assets were sold for their fair market value (as determined by an appraisal, taking into account, among other things, the expected future value of the underlying investments) or otherwise we may continue to pay the incentive compensation to our manager. These provisions may increase the effective cost to us of terminating the management agreement, thereby adversely affecting our ability to terminate our manager without cause.

OUR DIRECTORS HAVE APPROVED VERY BROAD INVESTMENT GUIDELINES FOR OUR MANAGER AND DO NOT APPROVE EACH INVESTMENT DECISION MADE BY OUR MANAGER.

     Our manager is authorized to follow very broad investment guidelines. Our directors periodically review our investment guidelines and our investment portfolio. However, our board does not review each proposed investment. In addition, in conducting periodic reviews, the directors rely primarily on information provided to them by our manager. Furthermore, transactions entered into by our manager may be difficult or impossible to unwind by the time they are reviewed by the directors. Our manager has great latitude within the broad investment guidelines in determining the types of assets it may decide are proper investments for us.

WE MAY CHANGE OUR INVESTMENT STRATEGY WITHOUT STOCKHOLDER CONSENT WHICH MAY RESULT IN RISKIER INVESTMENTS THAN OUR CURRENT INVESTMENTS.

     We may change our investment strategy at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our investment strategy may increase our exposure to interest rate and real estate market fluctuations.

                         RISKS RELATING TO OUR BUSINESS

WE ARE SUBJECT TO SIGNIFICANT COMPETITION AND WE MAY NOT COMPETE SUCCESSFULLY.

     We are subject to significant competition in seeking investments. We compete with several other companies, including other REITs, insurance companies and other investors, including funds and companies affiliated with our manager. Some of our competitors have greater resources than us and we may not be able to compete successfully for investments.

WE LEVERAGE OUR PORTFOLIO, WHICH MAY ADVERSELY AFFECT OUR RETURN ON OUR INVESTMENTS AND MAY REDUCE CASH AVAILABLE FOR DISTRIBUTION.

     We leverage our portfolio through borrowings, generally through the use of bank credit facilities, repurchase agreements, mortgage loans on real estate, securitizations, including the issuance of CBOs, loans to entities in which we hold, directly or indirectly, interests in pools of properties or loans, and other borrowings. The percentage of leverage varies depending on our ability to obtain credit facilities and the lender's estimate of the stability of the portfolio's cash flow. We currently have a policy limiting the use of leverage up to 90% of the value of our assets on an aggregate basis. Our return on our investments and cash available for distribution to our stockholders may be reduced to the extent that changes in market conditions cause the cost of our financing to increase relative to the income that can be derived from the assets acquired.

     Our debt service payments reduce cash flow available for distributions to stockholders. We may not be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or sale to satisfy our debt obligations.

     We may leverage certain of our investments through repurchase agreements. A decrease in the value of the assets may lead to margin calls which we will have to satisfy. We may not have the funds available to satisfy any such margin calls.

THE MORTGAGE LOANS WE INVEST IN AND THE MORTGAGE LOANS UNDERLYING THE MORTGAGE AND ASSET BACKED SECURITIES WE INVEST IN ARE SUBJECT TO DELINQUENCY, FORECLOSURE AND LOSS, WHICH COULD RESULT IN LOSSES TO US.

     Commercial mortgage loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure, and risks of loss that are greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower's ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expense or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances.

     Residential mortgage loans are secured by single-family residential property and are subject to risks of delinquency and foreclosure, and risks of loss. The ability of a borrower to repay a loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, acts of God, terrorism, social unrest and civil disturbances, may impair borrowers' abilities to repay their loans.

     Asset backed securities are bonds or notes backed by loans and/or other financial assets. The ability of a borrower to repay these loans or other financial assets is dependant upon the income or assets of these borrowers. We intend to focus on real estate related asset backed securities, but there can be no assurance that we will not invest in other types of asset backed securities.

     In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.

     Residential mortgage backed securities evidence interests in or are secured by pools of residential mortgage loans and commercial mortgage backed securities evidence interests in or are secured by a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the mortgage backed securities we invest in are subject to all of the risks of the underlying mortgage loans.

ALTHOUGH WE SEEK TO MATCH-FUND OUR INVESTMENTS TO LIMIT REFINANCE RISK, IN PARTICULAR WITH RESPECT TO OUR INVESTMENTS IN REAL ESTATE SECURITIES, WE DO NOT EMPLOY THIS STRATEGY WITH RESPECT TO OUR INVESTMENTS IN MORTGAGE LOANS, WHICH INCREASES REFINANCE RISKS FOR OUR MORTGAGE LOANS.

     A key to our investment strategy is to finance our investments using match-funded financing structures, which match assets and liabilities with respect to maturities and interest rates. This limits our refinance risk, including the risk of being able to refinance an investment or refinance on favorable terms. We use match-funded financing structures, such as CBOs, to finance our investments in real estate securities. However, we do not employ this strategy with respect to the mortgage loans we invest in, which exposes us to additional refinance risks that may not apply to our other investments.

WE MAY NOT BE ABLE TO MATCH-FUND OUR FUTURE INVESTMENTS WITH RESPECT TO MATURITIES AND INTEREST RATES, WHICH EXPOSES US TO THE RISK THAT WE MAY NOT BE ABLE TO FINANCE OUR INVESTMENTS ON ECONOMICALLY FAVORABLE TERMS.

     We focus on investing in credit sensitive real estate securities, including commercial mortgage backed securities, senior unsecured debt issued by property REITs and asset backed securities. We seek to match-fund our investments with respect to interest rates and maturities in order to minimize the impact of interest rate fluctuations on earnings and reduce the risk of refinancing our liabilities prior to the maturity of the investments. If we are unable to match-fund our future investments with respect to maturities and interest rates, we are subject to the risk that we may not be able to finance our investments on economically favorable terms. In addition, when financing our investments through CBOs, we accumulate securities through an arrangement in which a third party provides short-term financing pending the issuance of the CBO securities and we make a cash deposit with such third party. Under such arrangement, if such CBO financing were not consummated we would be required to either purchase the securities and obtain other more expensive financing for such purchase, or pay the third party the lesser of the difference between the price it paid for the securities and the price at which it sold such securities, or our deposit.

WE MAY NOT BE ABLE TO ACQUIRE ELIGIBLE SECURITIES FOR A CBO FINANCING, OR MAY NOT BE ABLE TO ISSUE CBO SECURITIES ON ATTRACTIVE TERMS, WHICH MAY REQUIRE US TO SEEK MORE COSTLY FINANCING FOR OUR INVESTMENTS OR TO LIQUIDATE ASSETS. IN ADDITION, FOLLOWING THE CLOSING OF A CBO FINANCING, THE RATE AT WHICH WE ARE ABLE TO ACQUIRE ELIGIBLE SECURITIES MAY ADVERSELY IMPACT OUR ANTICIPATED RETURNS.

     We acquire real estate securities and finance them on a long-term basis, such as through the issuance of collateralized bond obligations. During the period that we are acquiring these assets, we finance our purchases through relatively short-term credit facilities. We use these warehouse lines of credit to finance the acquisition of real estate securities until a sufficient quantity of securities is accumulated at which time we may refinance these lines through a securitization, such as a CBO financing, or other long-term financing. As a result, we are subject to the risk that we will not be able to acquire, during the period that our warehouse facility is available, a sufficient amount of eligible securities to maximize the efficiency of a collateralized bond obligation financing. In addition, conditions in the capital markets may make the issuance of a collateralized bond obligation less attractive to us when we do have a sufficient pool of collateral. If we are unable to issue a collateralized bond obligation to finance these assets, we may be required to seek such other forms of potentially less attractive financing or otherwise to liquidate the assets.

     In addition, we must invest the net cash raised during the period following each CBO financing. Until we are able to acquire sufficient securities, our returns will reflect income earned on uninvested cash.

     In general, our ability to acquire appropriate investments depends upon the supply in the market of investments we deem suitable, and changes in various economic factors which may affect our determination of what constitutes a suitable investment.

OUR INVESTMENTS IN SUBORDINATED COMMERCIAL MORTGAGE BACKED SECURITIES ARE SUBJECT TO LOSSES.

     In general, losses on an asset securing a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, and then by the "first loss" subordinated security holder. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit and any classes of securities junior to those in which we invest, we will not be able to recover all of our investment in the securities we purchase. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related mortgage backed securities, the securities in which we invest may effectively become the "first loss" position behind the more senior securities, which may result in significant losses to us.

     The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated investments, but more sensitive to adverse economic downturns or individual issuer developments. A projection of an economic downturn, for example, could cause a decline in the price of lower credit quality securities because the ability of obligors of mortgages underlying mortgage backed securities to make principal and interest payments may be impaired. In such event, existing credit support in the securitization structure may be insufficient to protect us against loss of our principal on these securities.

OUR INVESTMENTS IN SENIOR UNSECURED REIT SECURITIES ARE SUBJECT TO SPECIFIC RISKS RELATING TO THE PARTICULAR REIT ISSUER OF THE SECURITIES AND TO THE GENERAL RISKS OF INVESTING IN SUBORDINATED REAL ESTATE SECURITIES, WHICH MAY RESULT IN LOSSES TO US.

     Our investments in REIT securities involve special risks relating to the particular REIT issuer of the securities, including the financial condition and business outlook of the issuer. REITs generally are required to substantially invest in operating real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed in this prospectus.

     Our investments in REIT securities are also subject to the risks described above with respect to mortgage loans and mortgage backed securities and similar risks, including (i) risks of delinquency and foreclosure, and risks of loss in the event thereof, (ii) the dependence upon the successful operation of and net income from real property, (iii) risks generally incident to interests in real property, and (iv) risks that may be presented by the type and use of a particular commercial property.

     REIT securities are generally unsecured and may also be subordinated to other obligations of the issuer. We may also invest in REIT securities that are rated below investment grade. As a result, investments in REIT securities are also subject to risks of: (i) limited liquidity in the secondary trading market,
(ii) substantial market price volatility resulting from changes in prevailing interest rates, (iii) subordination to the prior claims of banks and other senior lenders to the issuer, (iv) the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest premature redemption proceeds in lower yielding assets, (v) the possibility that earnings of the REIT issuer may be insufficient to meet its debt service and dividend obligations and (vi) the declining creditworthiness and potential for insolvency of the issuer of such REIT securities during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding REIT securities and the ability of the issuers thereof to repay principal and interest or make dividend payments.

THE B NOTES AND OTHER DIRECT AND INDIRECT INTERESTS IN POOLS OF REAL ESTATE PROPERTIES OR LOANS THAT WE INVEST IN MAY BE SUBJECT TO ADDITIONAL RISKS RELATING TO THE PRIVATELY NEGOTIATED STRUCTURE AND TERMS OF THE TRANSACTION, WHICH MAY RESULT IN LOSSES TO US.

     We invest in "B Notes" and other direct and indirect interests in pools of real estate properties or loans. A "B Note" is a mortgage loan typically (a) secured by a first mortgage on a single large commercial property or group of related properties and (b) subordinated to an "A Note" secured by the same first mortgage on the same collateral. As a result, if an issuer defaults, there may not be sufficient funds remaining for B Note holders. B Notes reflect similar credit risks to comparably rated commercial mortgage backed securities. We also invest, directly or indirectly, in pools of real estate properties or loans. However, since each transaction is privately negotiated, these investments can vary in their structural characteristics and risks. For example, the rights of holders of B Notes to control the process following a borrower default may vary from transaction to transaction, while investments in pools of real estate properties or loans may be subject to varying contractual arrangements with third party co-investors in such pools. Further, B Notes typically are secured by a single property, and so reflect the risks associated with significant concentration. These investments also are less liquid than commercial mortgage backed securities.

OUR INSURANCE ON OUR REAL ESTATE IN WHICH WE HAVE INTERESTS AND INSURANCE ON OUR MORTGAGE LOANS AND REAL ESTATE SECURITIES COLLATERAL MAY NOT COVER ALL LOSSES.

     There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war, that may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations, and other factors, including terrorism or acts of war, also might make the insurance proceeds insufficient to repair or replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore our economic position with respect to the affected real property.

     As a result of the events of September 11, 2001, insurance companies are limiting and/or excluding coverage for acts of terrorism in insurance policies. As a result, we may suffer losses from acts of terrorism that are not covered by insurance. In addition, the mortgage loans which are secured by certain of our properties contain customary covenants, including covenants that require us to maintain property insurance in an amount equal to the replacement cost of the properties. There can be no assurance that the lenders under our mortgage loans will not take the position that exclusions from our coverage for losses due to terrorist acts is a breach of a covenant which, if uncured, could allow the lenders to declare an event of default and accelerate repayment of the mortgage loans.

ENVIRONMENTAL COMPLIANCE COSTS AND LIABILITIES WITH RESPECT TO OUR REAL ESTATE IN WHICH WE HAVE INTERESTS MAY AFFECT OUR RESULTS OF OPERATIONS.

     Our operating costs may be affected by our obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of complying with future legislation with respect to the assets, or loans secured by assets, with environmental problems that materially impair the value of the assets. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous or toxic substances, or the failure to remediate properly, may adversely affect the owner's ability to borrow by using such real property as collateral. Certain environmental laws and common law principles could be used to impose liability for releases of hazardous materials, including asbestos-containing materials into the environment, and third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to released asbestos-containing materials or other hazardous materials. Environmental laws may also impose restrictions on the manner in which a property may be used or transferred or in which businesses may be operated, and these restrictions may require expenditures. In connection with the direct or indirect ownership and operation of properties, we may be potentially liable for any such costs. The cost of defending against claims of liability or remediating contaminated property and the cost of complying with environmental laws could materially adversely affect our results of operations and financial condition.

MANY OF OUR INVESTMENTS ARE ILLIQUID AND WE MAY NOT BE ABLE TO VARY OUR PORTFOLIO IN RESPONSE TO CHANGES IN ECONOMIC AND OTHER CONDITIONS.

     Operating real estate and other direct and indirect investments in real estate and real estate-related assets are generally illiquid. In addition, the real estate securities that we purchase in connection with privately negotiated transactions are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. A majority of the mortgage backed securities, REIT securities and asset backed securities, and all of the B Notes and other directly or indirectly held interests in pools of properties or loans that we purchase are purchased in private, unregistered transactions and are therefore subject to restrictions on resale or otherwise have no established trading market. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited.

INTEREST RATE FLUCTUATIONS MAY CAUSE LOSSES.

     Our primary interest rate exposures relate to our mortgage loans, real estate securities and floating-rate debt obligations, as well as our interest rate swaps and caps. Changes in the general level of interest rates can affect our net interest income, which is the difference between the interest income earned on our interest-earning assets and the interest expense incurred on our interest-bearing liabilities. Changes in the level of interest rates also can affect, among other things, our ability to acquire mortgage loans and securities, the value of our mortgage loans and real estate securities and our ability to realize gains from the settlement of such assets.

     Currently, U.S. interest rates are historically low. In the event of a significant rising interest rate environment and/or economic downturn, mortgage and loan defaults may increase and result in credit losses that would adversely affect our liquidity and operating results. Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political conditions, and other factors beyond our control.

     Our ability to execute our business strategy, particularly the growth of our investment portfolio, depends to a significant degree on our ability to obtain additional capital. Our CBO financing strategy is dependent on our ability to place the match-funded debt we use to finance our real estate securities at spreads that provide a positive arbitrage. If spreads for CBO liabilities widen or if demand for such liabilities ceases to exist, then our ability to execute future CBO financings will be severely restricted.

     Interest rate changes may also impact our net book value as our securities and related hedge derivatives are marked-to-market each quarter. Generally, as interest rates increase, the value of our fixed rate real estate securities, such as commercial mortgage backed securities, decreases, which will decrease the book value of our equity.

     Our operating results will depend in large part on differences between the income from our assets, net of credit losses, and our financing costs. We anticipate that, in most cases, for any period during which our assets are not match-funded, the income from such assets will respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence our net income. Increases in these rates will tend to decrease our net income and market value of our assets. Interest rate fluctuations resulting in our interest expense exceeding interest income would result in operating losses for us.

OUR INVESTMENTS IN REAL ESTATE SECURITIES AND MORTGAGE LOANS ARE SUBJECT TO CHANGES IN CREDIT SPREADS.

     Our investments in real estate securities are subject to changes in credit spreads. The majority of the real estate securities we invest in are fixed rate securities, which are valued based on a market credit spread over the rate payable on fixed rate U.S. Treasuries of like maturity. The value of these securities is dependent on the yield demanded on these securities by the market based on their credit relative to U.S. Treasuries. Excessive supply of these securities combined with reduced demand will generally cause the market to require a higher yield on these real estate securities, resulting in the use of a higher, or "wider," spread over the benchmark rate (usually the applicable U.S. Treasury security yield) to value such securities. Under such conditions, the value of our securities portfolio would tend to decline. Conversely, if the spread used to value such securities were to decrease, or "tighten", the value of our securities portfolio would tend to increase. Such changes in the market value of our portfolio may effect our net equity, net income or cash flow directly through their impact on unrealized gains or losses on available-for-sale securities, and therefore our ability to realize gains on such securities, or indirectly through their impact on our ability to borrow and access capital.

     Furthermore, shifts in the U.S. Treasury yield curve, which represents the market's expectations of future interest rates, would also affect the yield required on our securities and therefore their value. This would have similar effects on our portfolio and our financial position and operations to a change in spreads.

     Our investments in mortgage loans are also subject to changes in credit spreads. The majority of mortgage loans we invest in are floating rate loans valued based on a market credit spread to LIBOR. The value of the loans is dependent upon the yield demanded by the market based on their credit. The value of our portfolio would tend to decline should the market require a higher yield on such loans, resulting in the use of a higher spread over the benchmark rate (usually the applicable LIBOR yield). If the value of our mortgage loan portfolio were to decline, it could affect our ability to refinance such portfolio upon the maturity of the related repurchase agreement. Any credit or spread losses incurred with respect to our mortgage loan portfolio would affect us in the same way as similar losses on our real estate securities portfolio as described above.

OUR HEDGING TRANSACTIONS MAY LIMIT OUR GAINS OR RESULT IN LOSSES.

     We use derivatives to hedge our liabilities and this has certain risks, including the risk that losses on a hedge position will reduce the cash available for distribution to stockholders and that such losses may exceed the amount invested in such instruments. Our board of directors has adopted a general policy with respect to the use of derivatives, which generally allows us to use derivatives where appropriate, but does not set forth specific policies and procedures. We use derivative instruments, including forwards, futures, swaps and options, in our risk management strategy to limit the effects of changes in interest rates on our operations. A hedge may not be effective in eliminating all of the risks inherent in any particular position. Our profitability may be adversely affected during any period as a result of the use of derivatives.

PREPAYMENT RATES CAN INCREASE, ADVERSELY AFFECTING YIELDS ON OUR RESIDENTIAL MORTGAGE LOANS.

     The value of our assets may be affected by prepayment rates on our residential mortgage loans. Prepayment rates on mortgage loans are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. In periods of declining mortgage interest rates, prepayments on mortgage loans generally increase. If general interest rates decline as well, the proceeds of such prepayments received during such periods are likely to be reinvested by us in assets yielding less than the yields on the assets that were prepaid. In addition, the market value of the mortgage assets may, because of the risk of prepayment, benefit less than other fixed-income securities from declining interest rates. Conversely, in periods of rising interest rates, prepayments on mortgage loans generally decrease, in which case we would not have the prepayment proceeds available to invest in assets with higher yields. Under certain interest rate and prepayment scenarios we may fail to recoup fully our cost of acquisition of certain investments.

OUR INTERNATIONAL INVESTMENTS ARE SUBJECT TO CURRENCY RATE EXPOSURE AND THE UNCERTAINTY OF FOREIGN LAWS AND MARKETS.

     We own real estate located in Canada and in Belgium, which in addition to all the risks inherent in the investment in real estate generally discussed in this prospectus are also subject to fluctuations in foreign currency exchange rates, unexpected changes in regulatory requirements, political and economic instability in certain geographic locations, difficulties in managing international operations, potentially adverse tax consequences, enhanced accounting and control expenses and the burden of complying with a wide variety of foreign laws. A change in foreign currency exchange rates may adversely impact returns on our non-dollar denominated investments. Our principal direct currency exposures are to the Euro and the Canadian Dollar. Changes in the currency rates can adversely impact the fair values and earnings streams of our international holdings. We generally do not directly hedge our foreign currency risk through the use of derivatives, due to, among other things, REIT income qualification issues.

WE ARE EXPOSED TO RISKS FROM OUR BELL CANADA PORTFOLIO.

     As of June 30, 2003, approximately 2.7% of our total assets consisted of properties leased to Bell Canada and for the quarter ended June 30, 2003, approximately 11.3% of our revenue was derived from Bell Canada. If the credit quality of this tenant is downgraded, or if it is unable or unwilling to timely pay rent, or if it elects not to renew any significant lease, the value of and revenue from our Bell Canada portfolio would decline.

                         RISKS RELATING TO OUR COMPANY

OUR FAILURE TO QUALIFY AS A REIT WOULD RESULT IN HIGHER TAXES AND REDUCED CASH AVAILABLE FOR STOCKHOLDERS.

     We operate in a manner so as to qualify as a REIT for federal income tax purposes. Although we do not intend to request a ruling from the Internal Revenue Service (the IRS) as to our REIT status, we have received the opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to our qualification as a REIT. This opinion will be issued in connection with the registration statement of which this prospectus forms a part. Investors should be aware, however, that opinions of counsel are not binding on the IRS or any court. The opinion of Skadden, Arps, Slate, Meagher & Flom LLP represents only the view of our counsel based on our counsel's review and analysis of existing law and on certain representations as to factual matters and covenants made by us and our manager, including representations relating to the values of our assets and the sources of our income. The opinion of Skadden, Arps, Slate, Meagher & Flom LLP also relies on various legal opinions issued by other counsel for Newcastle and its predecessors with respect to certain issues and transactions. The opinions, copies of which are filed along with the opinion of Skadden, Arps, Slate, Meagher & Flom LLP as an exhibit to the registration statement of which this prospectus is a part, are expressed as of the date issued, and do not cover subsequent periods. Counsel has no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in applicable law. Furthermore, both the validity of the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, and our continued qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis, the results of which will not be monitored by Skadden, Arps, Slate, Meagher & Flom LLP. Our ability to satisfy the asset tests depends upon our analysis of the fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals. Our compliance with the REIT income and quarterly asset requirements also depends upon our ability to successfully manage the composition of our income and assets on an ongoing basis. Moreover, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT qualification requirements as described below. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or other issuers will not cause a violation of the REIT requirements. If we were to fail to qualify as a REIT in any taxable year, we would be subject to federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates, and distributions to stockholders would not be deductible by us in computing our taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to our stockholders, which in turn could have an adverse impact on the value of, and trading prices for, our stock. Unless entitled to relief under certain Internal Revenue Code provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. The rule against re-electing REIT status following a loss of such status could also apply to us if Newcastle Investment Holdings Corp., a former stockholder of the Company, failed to qualify as a REIT, and we are treated as a successor to Newcastle Investment Holdings for federal income tax purposes. See "Federal Income Tax Considerations" for a discussion of material federal income tax consequences relating to us and our stock.

REIT DISTRIBUTION REQUIREMENTS COULD ADVERSELY AFFECT OUR LIQUIDITY.

     We generally must distribute annually at least 90% of our net taxable income, excluding any net capital gain, in order for corporate income tax not to apply to earnings that we distribute. We intend to make distributions to our stockholders to comply with the requirements of the Internal Revenue Code. However, differences in timing between the recognition of taxable income and the actual receipt of cash could require us to sell assets or borrow funds on a short-term or long-term basis to meet the 90% distribution requirement of the Internal Revenue Code. Certain of our assets generate substantial mismatches between taxable income and available cash. As a result, the requirement to distribute a substantial portion of our net taxable income could cause us to: (a) sell assets in adverse market conditions, (b) borrow on unfavorable terms, or (c) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt, in order to comply with REIT requirements.

     Further, amounts distributed will not be available to fund investment activities. If we fail to obtain debt or equity capital in the future, it could limit our ability to grow, which could have a material adverse effect on the value of our common stock.

DIVIDENDS PAYABLE BY REITS DO NOT QUALIFY FOR THE REDUCED TAX RATES UNDER RECENTLY ENACTED TAX LEGISLATION.

     Recently enacted tax legislation reduces the maximum tax rate for dividends payable to individuals from 38.6% to 15% (through 2008). Dividends payable by REITs, however, are generally not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

     In addition, the relative attractiveness of real estate in general may be adversely affected by the newly favorable tax treatment given to corporate dividends, which could affect the value of our real estate assets negatively.

MAINTENANCE OF OUR INVESTMENT COMPANY ACT EXEMPTION IMPOSES LIMITS ON OUR OPERATIONS.

     We conduct our operations so as not to become regulated as an investment company under the Investment Company Act of 1940, as amended. We believe that there are a number of exemptions under the Investment Company Act that may be applicable to us. The assets that we may acquire, therefore, are limited by the provisions of the Investment Company Act and the rules and regulations promulgated under the Investment Company Act. In addition, we could, among other things, be required either (a) to change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company, either of which could have an adverse effect on us and the market price for our stock.

ERISA MAY RESTRICT INVESTMENTS BY PLANS IN OUR COMMON STOCK.

     A plan fiduciary considering an investment in our common stock should consider, among other things, whether such an investment is consistent with the fiduciary obligations under ERISA, including whether such investment might constitute or give rise to a prohibited transaction under ERISA, the Internal Revenue Code or any substantially similar federal, state or local law and, if so, whether an exemption from such prohibited transaction rules is available.

THE STOCK OWNERSHIP LIMITS IMPOSED BY THE INTERNAL REVENUE CODE FOR REITS AND OUR CHARTER MAY INHIBIT MARKET ACTIVITY IN OUR STOCK AND MAY RESTRICT OUR BUSINESS COMBINATION OPPORTUNITIES.

     In order for us to maintain our qualification as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of each taxable year after our first year. Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 8% of the aggregate value of all outstanding shares of our capital stock, treating classes and series of our stock in the aggregate, or more than 25% of the outstanding shares of our Series B Preferred Stock. Our board may grant such an exemption, subject to such conditions, representations and undertakings as it may determine in its sole discretion. These ownership limits could delay or prevent a transaction or a change in our control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. Our board of directors has granted limited exemptions to Fortress Principal Investment Holdings LLC, our manager, a third party group of funds managed by Wallace R. Weitz & Company, and certain affiliates of these entities.

MARYLAND TAKEOVER STATUTES MAY PREVENT A CHANGE OF OUR CONTROL. THIS COULD DEPRESS OUR STOCK PRICE.

     Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include certain mergers, consolidations, share exchanges, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities or a liquidation or dissolution. An interested stockholder is defined as:

     - any person who beneficially owns 10% or more of the voting power of the corporation's outstanding shares; or

     - an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation.

     A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder.

     After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

     - 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation voting together as a single group; and

     - two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder voting together as a single voting group.

     The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer, including potential acquisitions that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

OUR AUTHORIZED BUT UNISSUED COMMON AND PREFERRED STOCK MAY PREVENT A CHANGE IN OUR CONTROL.

     Our charter authorizes us to issue additional authorized but unissued shares of our common stock or preferred stock. In addition, our board of directors may classify or reclassify any unissued shares of common stock or preferred stock and may set the preferences, rights and other terms of the classified or reclassified shares. As a result, our board may establish a series of preferred stock that could delay or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

OUR STOCKHOLDER RIGHTS PLAN COULD INHIBIT A CHANGE IN OUR CONTROL.

     We have adopted a stockholder rights agreement. Under the terms of the rights agreement, in general, if a person or group acquires more than 15% of the outstanding shares of our common stock, all of our other common stockholders will have the right to purchase securities from us at a discount to such securities' fair market value, thus causing substantial dilution to the acquiring person. The rights agreement may have the effect of inhibiting or impeding a change in control not approved by our board of directors and, therefore, could adversely affect our stockholders' ability to realize a premium over the then-prevailing market price for our common stock in connection with such a transaction. In addition, since our board of directors can prevent the rights agreement from operating, in the event our board approves of an acquiring person, the rights agreement gives our board of directors significant discretion over whether a potential acquiror's efforts to acquire a large interest in us will be successful. Because the rights agreement contains provisions that are designed to assure that the executive officers, our manager and its affiliates will never, alone, be considered a group that is an acquiring person, the rights agreement provides the executive officers, our manager and its affiliates with certain advantages under the rights agreement that are not available to other stockholders.

OUR STAGGERED BOARD AND OTHER PROVISIONS OF OUR CHARTER AND BYLAWS MAY PREVENT A CHANGE IN OUR CONTROL.

     Our board of directors is divided into three classes of directors. Directors of each class are chosen for three-year terms upon the expiration of their current terms, and each year one class of directors is elected by the stockholders. The staggered terms of our directors may reduce the possibility of a tender offer or an attempt at a change in control, even though a tender offer or change in control might be in the best interest of our stockholders. In addition, our charter and bylaws also contain other provisions that may delay or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

                                USE OF PROCEEDS

     Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities to invest in real estate-related assets and for general corporate purposes. We will have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in interest-bearing accounts and short-term interest-bearing securities that are consistent with our qualification as a REIT until they are used for their stated purpose. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

        RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK
                DIVIDENDS AND RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratio of earnings to combined fixed charges and preferred share dividends and our ratio of earnings to fixed charges for each of the periods indicated:

                             SIX MONTHS       YEAR ENDED DECEMBER 31,         PERIOD FROM
                                ENDED       ----------------------------    MAY 11, 1998 TO
                            JUNE 30, 2003   2002    2001    2000    1999   DECEMBER 31, 1998
                            -------------   ----    ----    ----    ----   -----------------
Ratio of Earnings to
  Combined Fixed Charges
  and Preferred Stock
  Dividends...............      1.62        1.62    1.90    1.82    1.39          N/A
Ratio of Earnings to
  Fixed Charges...........      1.70        1.65    2.04    1.92    1.39          N/A

     For purposes of calculating the above ratios, (i) earnings represent "Income (loss) before equity in earnings of unconsolidated subsidiaries" from our consolidated statements of income, as adjusted for fixed charges and distributions from unconsolidated subsidiaries, and (ii) fixed charges represent "Interest expense" from our consolidated statements of income. The ratios are based solely on historical financial information.

                         DESCRIPTION OF DEBT SECURITIES

     As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a "Senior Indenture" and subordinated debt securities will be issued under a "Subordinated Indenture." This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the "Indentures." The trustee under the Indentures will be named in the applicable prospectus supplement.

     The forms of Indentures are filed as exhibits to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

GENERAL

     Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Newcastle Investment Corp. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

     The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture.

     Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

     - the title of debt securities and whether they are subordinated debt securities or senior debt securities;

     - any limit on the aggregate principal amount of the debt securities;

     - the ability to issue additional debt securities of the same series;

     - the price or prices at which we will sell the debt securities;

     - the maturity date or dates of the debt securities;

     - the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

     - the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

     - the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

     - whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

     - the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

     - the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the Indenture;

     - if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

     - our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

     - the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

     - the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

     - the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

     - provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

     - any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;

     - any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

     - the application, if any, of the terms of the Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

     - whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

     - the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

     - whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

     - any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

     - the depositary for global or certificated debt securities;

     - any special tax implications of the debt securities;

     - any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

     - any other terms of the debt securities not inconsistent with the provisions of the Indentures, as amended or supplemented;

     - to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

     - if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

     - the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount; and

     - if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

     Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

     Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

     Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

SUBORDINATION

     The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing Senior Indebtedness.

     Under the Subordinated Indenture, "Senior Indebtedness" means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred or created:

     - the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us;

     - all of our capital lease obligations;

     - any of our obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

     - all of our obligations for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

     - all of our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

     - all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

     - all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

     However, Senior Indebtedness does not include:

     - any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

     - any of our indebtedness in respect of the subordinated debt securities;

     - any indebtedness or liability for compensation to employees, for goods or materials purchased in the ordinary course of business or for services;

     - any of our indebtedness to any subsidiary; and

     - any liability for federal, state, local or other taxes owed or owing by us.

     Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

     Unless otherwise noted in the accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

     In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

     If any of the following events occurs, we will pay in full all Senior Indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

     - any dissolution or winding-up or liquidation or reorganization of Newcastle, whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

     - any general assignment by us for the benefit of creditors; or

     - any other marshaling of our assets or liabilities.

     In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the

Subordinated Indenture and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.

     The Subordinated Indenture does not limit the issuance of additional Senior Indebtedness.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     We may not (i) merge with or into or consolidate with another corporation or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other corporation other than a direct or indirect wholly-owned subsidiary of ours, and (ii) no corporation may merge with or into or consolidate with us or, except for any direct or indirect wholly-owned subsidiary of ours, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

     - we are the surviving corporation or the corporation formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, has expressly assumed by supplemental indenture all of our obligations under the Indentures;

     - immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and

     - we deliver to the trustee an officers' certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable Indenture.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     Unless an accompanying prospectus supplement states otherwise, the following shall constitute "Events of Default" under the Indentures with respect to each series of debt securities:

     - our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

     - our failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

     - our failure to observe or perform any other of its covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

     - certain events of bankruptcy, insolvency or reorganization of Newcastle; and

     - any other Event of Default provided with respect to Securities of that series.

     If an Event of Default with respect to any debt securities of any series outstanding under either of the Indentures shall occur and be continuing, the trustee under such Indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable Indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

     Any past default under either Indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such Indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

     The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

     The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the Indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable Indenture and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     No holder of a debt security of any series may institute any action against us under either of the Indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the applicable Indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such Indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the trustee shall not have instituted such action within 60 days of such request and (iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

     We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each Indenture.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     We may discharge or defease our obligations under the Indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

     We may discharge certain obligations to holders of any series of debt securities issued under either the Senior Indenture or the Subordinated Indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be and we have paid all other sums payable under the applicable indenture.

     If indicated in the applicable prospectus supplement, we may elect either
(i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant Indenture) ("defeasance") or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series ("covenant defeasance"), upon the deposit with the relevant Indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either defeasance or covenant defeasance, we shall have delivered to the trustee (i) an officers' certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (ii) an officers' certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with.

     We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

MODIFICATION AND WAIVER

     Under the Indentures, we and the applicable trustee may supplement the Indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the Indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the Indenture. However, the Indentures require the consent of each holder of debt securities that would be affected by any modification which would:

     - change the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

     - reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

     - change the currency in which any debt security or any premium or interest is payable;

     - impair the right to enforce any payment on or with respect to any debt security;

     - reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indentures or for waiver of compliance with certain provisions of the Indentures or for waiver of certain defaults; or

     - modify any of the above provisions.

     The Indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the Indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the Indentures.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

     Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

     Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

     All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

DENOMINATIONS, REGISTRATIONS AND TRANSFER

     Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder's beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC's records.

     A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder's name if:

     - DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Securities Exchange Act of 1934 and no successor depositary has been appointed for 90 days; or

     - we determine, in our sole discretion, that the global security shall be exchangeable.

     If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee's corporate office or at the offices of any paying agent or trustee appointed by us under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

GOVERNING LAW

     The Indentures and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

TRUSTEE

     The trustee under the Indentures will be named in any applicable prospectus supplement.

CONVERSION OR EXCHANGE RIGHTS

     The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

                          DESCRIPTION OF CAPITAL STOCK

     The following description of the terms of our stock is only a summary. For a complete description, we refer you to the Maryland General Corporation Law, our Articles of Amendment and Restatement, as supplemented through the date hereof (referred to herein as our charter), and our bylaws. We have incorporated by reference our charter and bylaws as exhibits to the registration statement of which this prospectus is a part. The following description discusses the general terms of the common stock and preferred stock that we may issue.

     The prospectus supplement relating to a particular series of preferred stock will describe certain other terms of such series of preferred stock. If so indicated in the prospectus supplement relating to a particular series of preferred stock, the terms of any such series of preferred stock may differ from the terms set forth below. The description of preferred stock set forth below and the description of the terms of a particular series of preferred stock set forth in the applicable prospectus supplement are not complete and are qualified in their entirety by reference to our charter, particularly to the articles supplementary relating to that series of preferred stock.

GENERAL

     Under our charter we are authorized to issue up to 500,000,000 shares of common stock, $.01 par value per share, and up to 100,000,000 shares of preferred stock, $.01 par value per share. As of the date of this prospectus, 28,090,057 shares of common stock were issued and outstanding, and 2,875,000 shares have been classified and designated as 9.75% Series B Cumulative Redeemable Preferred Stock, of which 2,500,000 shares were outstanding. As of the date of this prospectus, there are currently no other classes or series of preferred stock authorized, except the Series A Junior Participating Preferred Stock. See "Description of Capital Stock -- Stockholder Rights Plan." Under Maryland law, our stockholders generally are not liable for our debts or obligations.

COMMON STOCK

     All outstanding shares of our common stock are duly authorized, fully paid and nonassessable. Holders of our common stock are entitled to receive dividends when authorized by our board of directors out of assets legally available for the payment of dividends. They are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on transfer of our stock.

     Subject to our charter restrictions on transfer of our stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, and directors are elected by a plurality of votes cast.

     Holders of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to our charter restrictions on transfer of stock, all shares of common stock will have equal dividend, liquidation and other rights.

     Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides that these matters may be approved by a majority of all of the votes entitled to be cast on the matter.

PREFERRED STOCK

     Our board of directors may authorize the issuance of preferred stock in one or more series and may determine, with respect to any such series, the powers, preferences and rights of such series, and its qualifications, limitations and restrictions, including, without limitation:

     - the number of shares to constitute such series and the designations thereof;

     - the voting power, if any, of holders of shares of such series and, if voting power is limited, the circumstances under which such holders may be entitled to vote; provided, however, that the board of directors shall not create any series of preferred stock with more than one vote per share;

     - the rate of dividends, if any, and the extent of further participation in dividend distributions, if any, and whether dividends shall be cumulative or non-cumulative;

     - whether or not such series shall be redeemable, and, if so, the terms and conditions upon which shares of such series shall be redeemable;

     - the extent, if any, to which such series shall have the benefit of any sinking fund provision for the redemption or purchase of shares;

     - the rights, if any, of such series, in the event of the dissolution of the corporation, or upon any distribution of the assets of the corporation; and

     - whether or not the shares of such series shall be convertible, and, if so, the terms and conditions upon which shares of such series shall be convertible.

     You should refer to the prospectus supplement relating to the series of preferred stock being offered for the specific terms of that series, including:

     - the title of the series and the number of shares in the series;

     - the price at which the preferred stock will be offered;

     - the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

     - the voting rights, if any, of the holders of shares of the preferred stock being offered;

     - the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

     - the liquidation preference per share;

     - the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

     - the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

     - any listing of the preferred stock being offered on any securities exchange;

     - whether interests in the shares of the series will be represented by depositary shares;

     - a discussion of any material U.S. federal income tax considerations applicable to the preferred stock being offered;

     - the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

     - any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

     - any additional rights, preferences, qualifications, limitations and restrictions of the series.

     Upon issuance, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds. Holders of preferred stock will not have any preemptive rights.

PREFERRED STOCK DIVIDEND RIGHTS

     Holders of preferred stock will be entitled to receive, when, as and if declared by the board of directors, dividends in additional shares of preferred stock or cash dividends at the rates and on the dates set forth in the related articles supplementary and prospectus supplement. Dividend rates may be fixed or variable or both. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Each dividend will be payable to the holders of record as they appear on our stock books on record dates determined by the board of directors. Dividends on preferred stock may be cumulative or noncumulative, as specified in the related articles supplementary and prospectus supplement. If the board of directors fails to declare a dividend on any preferred stock for which dividends are noncumulative, then the right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not dividends are declared for any future dividend period.

     No full dividends will be declared or paid on any preferred stock unless full dividends for the dividend period commencing after the immediately preceding dividend payment date and any cumulative dividends still owing have been or contemporaneously are declared and paid on all other series of preferred stock which have the same rank as, or rank senior to, that series of preferred stock. When those dividends are not paid in full, dividends will be declared pro rata, so that the amount of dividends declared per share on that series of preferred stock and on each other series of preferred stock having the same rank as that series of preferred stock will bear the same ratio to each other that accrued dividends per share on that series of preferred stock and the other series of preferred stock bear to each other. In addition, generally, unless full dividends including any cumulative dividends still owing on all outstanding shares of any series of preferred stock have been paid, no dividends will be declared or paid on the common stock and generally we may not redeem or purchase any common stock. No interest will be paid in connection with any dividend payment or payments which may be in arrears.

     Unless otherwise set forth in the related prospectus supplement, the dividends payable for each dividend period will be computed by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full month, the actual number of days elapsed in the period.

PREFERRED STOCK RIGHTS UPON LIQUIDATION

     If we liquidate, dissolve or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive liquidating distributions in the amount set forth in the articles supplementary and prospectus supplement relating to the series of preferred stock. If the amounts payable with respect to preferred stock of any series and any stock having the same rank as that series of preferred stock are not paid in full, the holders of the preferred stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred stock having the same rank are paid in full, they will have no right or claim to any of our remaining assets. Neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with any other corporation will be considered a dissolution, liquidation or winding up by us of our business or affairs.

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PREFERRED STOCK REDEMPTION

     Any series of preferred stock may be redeemable in whole or in part at our option. In addition, any series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be set forth in the related prospectus supplement.

     If a series of preferred stock is subject to mandatory redemption, the related prospectus supplement will specify the year we can begin to redeem shares of the preferred stock, the number of shares of the preferred stock we can redeem each year, and the redemption price per share. We may pay the redemption price in cash, stock or other securities of our or of third parties, as specified in the related prospectus supplement. If the redemption price is to be paid only from the proceeds of the sale of our capital stock, the terms of the series of preferred stock may also provide that if no capital stock is sold or if the amount of cash received is insufficient to pay in full the redemption price then due, the series of preferred stock will automatically be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the related prospectus supplement.

     If fewer than all the outstanding shares of any series of preferred stock are to be redeemed, whether by mandatory or optional redemption, the board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata by any other method determined to be equitable. From and after the redemption date, dividends will cease to accrue on the shares of preferred stock called for redemption and all rights of the holders of those shares other than the right to receive the redemption price will cease.

PREFERRED STOCK CONVERSION RIGHTS

     The related articles supplementary and prospectus supplement will state any conversion rights under which shares of preferred stock are convertible into shares of common stock or another series of preferred stock or other property. As described under "Redemption" above, under some circumstances preferred stock may be mandatorily converted into common stock or another series of preferred stock.

PREFERRED STOCK VOTING RIGHTS

     The related articles supplementary and prospectus supplement will state any voting rights of that series of preferred stock. Unless otherwise indicated in the related prospectus supplement, if we issue full shares of any series of preferred stock, each share will be entitled to one vote on matters on which holders of that series of preferred stock are entitled to vote. Because each full share of any series of preferred stock will be entitled to one vote, the voting power of that series will depend on the number of shares in that series, and not on the aggregate liquidation preference or initial offering price of the shares of that series of preferred stock.

PERMANENT GLOBAL PREFERRED SECURITIES

     A series of preferred stock may be issued in whole or in part in the form of one or more global securities that will be deposited with a depositary or its nominee identified in the related prospectus supplement. For most series of preferred stock, the depositary will be DTC. A global security may not be transferred except as a whole to the depositary, a nominee of the depositary or their successors unless it is exchanged in whole or in part for preferred stock in individually certificated form. Any additional terms of the depositary arrangement with respect to any series of preferred stock and the rights of and limitations on owners of beneficial interests in a global security representing a series of preferred stock may be described in the related prospectus supplement.

DESCRIPTION OF SERIES B PREFERRED STOCK

     Our Board of Directors has adopted articles supplementary to our charter establishing the number and fixing the terms, designations, powers, preferences, rights, limitations and restrictions of a series of preferred

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stock designated the 9.75% Series B Cumulative Redeemable Preferred Stock. The
Series B Preferred Stock is listed on the New York Stock Exchange.

     Ranking. The Series B Preferred Stock, with respect to distribution rights and the distribution of assets upon our liquidation, dissolution or winding up, ranks (i) senior to all classes or series of our common stock and to all equity securities the terms of which specifically provide that such equity securities rank junior to the Series B Preferred Stock; (ii) on a parity with all equity securities issued by us other than those referred to in clauses (i) and (iii); and (iii) junior to all equity securities issued by us the terms of which specifically provide that such equity securities rank senior to such Series B Preferred Stock. The term "equity securities" shall not include convertible debt securities.

     Distributions. Holders of Series B Preferred Stock are entitled to receive, when and as authorized by our board of directors, out of legally available funds, cumulative preferential cash distributions at the rate of 9.75% of the liquidation preference per annum, which is equivalent to $2.4375 per share of Series B Preferred Stock per year. Distributions on the Series B Preferred Stock cumulate from the date of original issuance (March 18, 2003) and are payable quarterly in arrears on the last calendar day of each January, April, July and October of each year, or, if not a business day, the next succeeding business day.

     Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of us, holders of Series B Preferred Stock are entitled to receive out of our assets available for distribution to shareholders (after payment or provision for all of our debts and other liabilities) a liquidating distribution in the amount of a liquidation preference of $25.00 per share, plus any accumulated and unpaid distributions to the date of payment, whether or not authorized, before any distribution of assets is made to holders of our common stock and any other shares of our equity securities ranking junior to the Series B Preferred Stock as to liquidation rights.

     Redemption. Except in certain circumstances relating to the preservation of our status as a REIT for federal income tax purposes, the Series B Preferred Stock will not be redeemable prior to March 18, 2008. On or after March 18, 2008, we, at our option, upon giving of notice, may redeem the Series B Preferred Stock, in whole or from time to time in part (unless we are in arrears on the distributions on the Series B Preferred Stock, in which case we can only redeem in whole), for cash, at a redemption price of $25.00 per share, plus all accumulated and unpaid distributions to the date of redemption, whether or not authorized.

     Maturity. The Series B Preferred Stock does not have a stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

     Voting Rights. Holders of Series B Preferred Stock do not have any voting rights, except that if distributions on the Series B Preferred Stock are in arrears for six or more quarterly periods, then holders of Series B Preferred Stock shall be entitled to elect two additional directors. In addition, so long as any Series B Preferred Stock remains outstanding, subject to limited exceptions, we will be required to obtain approval of at least two-thirds of the then-outstanding Series B Preferred Stock in order to (a) authorize, create or increase the authorized or issued amount of any class or series of equity securities ranking senior to the Series B Preferred Stock with respect to certain rights, or create, authorize or issue any obligation or security convertible into any such senior securities; or (b) amend, alter or repeal our charter in a way that materially and adversely affects the Series B Preferred Stock.

     Conversion. The Series B Preferred Stock is not convertible into or exchangeable for our property or securities.

POWER TO RECLASSIFY UNISSUED SHARES OF COMMON AND PREFERRED STOCK

     Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock or preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board is required by Maryland law and by our charter to set, subject to our charter restrictions on transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, our board could authorize the issuance of shares of another class or series of stock with
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

terms and conditions more favorable than current terms, or which also could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board also could authorize the issuance of additional shares of our 9.75% Series B Cumulative Redeemable Preferred Stock.

POWER TO ISSUE ADDITIONAL SHARES OF COMMON AND PREFERRED STOCK

     We believe that the power to issue additional shares of common stock or preferred stock and to classify or reclassify unissued shares of common stock or preferred stock and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of common stock or otherwise be in their best interest.

STOCKHOLDER RIGHTS PLAN

     Our board of directors has adopted a stockholder rights agreement. The adoption of the stockholder rights agreement could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, us or a large block of our common stock.

     Pursuant to the terms of the stockholder rights agreement, our board of directors declared a dividend distribution of one preferred stock purchase right for each outstanding share of common stock to stockholders of record at the close of business on October 16, 2002. In addition, one preferred stock purchase right will automatically attach to each share of common stock issued between October 16, 2002 and the distribution date described below. Each preferred stock purchase right initially entitles the registered holder to purchase from us a unit consisting of one one-hundredth of a share, each a rights unit, of Series A Junior Participating Preferred Stock, $0.01 par value per share, the Series A Preferred Stock, at a purchase price of $70 per rights unit, the purchase price, subject to adjustment.

     Initially, the preferred stock purchase rights are not exercisable and are attached to and transfer and trade with, the outstanding shares of common stock. The preferred stock purchase rights will separate from the common stock and will become exercisable upon the earliest of (i) the close of business on the tenth business day following the first public announcement that an acquiring person has acquired beneficial ownership of 15% or more of the aggregate outstanding shares of common stock, subject to certain exceptions, the date of said announcement being referred to as the stock acquisition date, or (ii) the close of business on the tenth business day (or such later date as our board of directors may determine) following the commencement of a tender offer or exchange offer that would result upon its consummation in a person or group becoming an acquiring person, the earlier of such dates being the distribution date. For these purposes, a person will not be deemed to beneficially own shares of common stock which may be issued in exchange for rights units. The stockholder rights agreement contains provisions that are designed to ensure that the manager and its affiliates will never, alone, be considered a group that is an acquiring person.

     Until the distribution date (or earlier redemption, exchange or expiration of rights), (a) the rights will be evidenced by the common stock certificates and will be transferred with and only with such common stock certificates, (b) new common stock certificates issued after the record date will contain a notation incorporating the stockholder rights agreement by reference, and (c) the surrender for transfer of any certificates for common stock outstanding will also constitute the transfer of the rights associated with common stock represented by such certificate.

     The rights are not exercisable until the distribution date and will expire ten years after the issuance thereof, on October 16, 2012, unless such date is extended or the rights are earlier redeemed or exchanged by us as described below.

     As soon as practicable after the distribution date, rights certificates will be mailed to holders of record of common stock as of the close of business on the distribution date and, thereafter, the separate rights
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

certificates alone will represent the rights. Except as otherwise determined by our board of directors, only shares of common stock issued prior to the distribution date will be issued with rights.

     In the event that a person becomes an acquiring person, except pursuant to an offer for all outstanding shares of common stock which the independent directors determine to be fair to, not inadequate and otherwise in our best interests and the best interest of our stockholders, after receiving advice from one or more investment banking firms, a qualified offer, each holder of a right will thereafter have the right to receive, upon exercise, common stock (or, in certain circumstances, cash, property or other securities of ours) having a value equal to two times the exercise price of the right. The exercise price is the purchase price times the number of rights units associated with each right.

     Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all rights that are, or (under certain circumstances specified in the rights agreement) were, beneficially owned by any acquiring person will be null and void. However, rights are not exercisable following the occurrence of the event set forth above until such time as the rights are no longer redeemable by us as set forth below.

     In the event that, at any time following the stock acquisition date, (i) we engage in a merger or other business combination transaction in which we are not the surviving corporation (other than with an entity which acquired the shares pursuant to a qualified offer), (ii) we engage in a merger or other business combination transaction in which we are the surviving corporation and our common stock changed or exchanged, or (iii) 50% or more of our assets, cash flow or earning power is sold or transferred, each holder of a right (except rights which have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the right. The events set forth in this paragraph and in the preceding paragraph are referred to as the "triggering events."

     At any time after a person becomes an acquiring person and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding common stock, our board may exchange the rights (other than rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of common stock, or one one-hundredth of a share of preferred stock (or of a share of a class or series of our preferred stock having equivalent rights, preferences and privileges), per right (subject to adjustment).

     We may redeem the rights in whole, but not in part, at a price of $0.01 per right (payable in cash, common stock or other consideration deemed appropriate by our board of directors) at any time until the earlier of (i) the close of business on the tenth business day after the stock acquisition date, or (ii) the expiration date of the rights agreement. Immediately upon the action of our board of directors ordering redemption of the rights, the rights will terminate and thereafter the only right of the holders of rights will be to receive the redemption price.

     The rights agreement may be amended by our board of directors in its sole discretion at any time prior to the distribution date. After the distribution date, subject to certain limitations set forth in the rights agreement, our board of directors may amend the rights agreement only to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period, or to make changes that do not adversely affect the interests of rights holders (excluding the interests of an acquiring person or its associates or affiliates). The foregoing notwithstanding, no amendment may be made at such time as the rights are not redeemable.

     Until a right is exercised, the holder thereof, as such, will have no rights as our stockholder, including, without limitation, the right to vote or to receive dividends. While the distribution of the rights will not be taxable to stockholders or to us, stockholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for common stock, other securities of ours, other consideration or for common stock of an acquiring company or in the event of the redemption of the rights as set forth above.

     A copy of the rights agreement is available from us upon written request. The foregoing description of the rights does not purport to be complete and is qualified in its entirety by reference to the rights agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part.
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DIVIDEND REINVESTMENT PLAN

     We may implement a dividend reinvestment plan whereby stockholders may automatically reinvest their dividends in our common stock. Details about any such plan would be sent to our stockholders following adoption thereof by our board of directors.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock and our Series B Preferred Stock is American Stock Transfer & Trust Company, New York, New York. We will appoint a transfer agent, registrar and dividend disbursement agent for any new series of preferred stock. The registrar for the preferred stock will send notices to the holders of the preferred stock of any meeting at which those holders will have the right to elect directors or to vote on any other matter.

TRANSFER RESTRICTIONS

     Our charter contains restrictions on the number of shares of our stock that a person may own. No person or entity may acquire or hold, directly or indirectly, (a) shares of our stock representing in excess of 8% of the aggregate value of the outstanding shares of our stock, treating all classes and series of our stock as one for this purpose, or (b) shares of our Series B Preferred Stock representing in excess of 25% of the outstanding shares of our Series B Preferred Stock, in each case unless they receive an exemption from our board of directors.

     Our charter further prohibits (a) any person or entity from owning shares of our stock that would result in our being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and (b) any person or entity from transferring shares of our stock if the transfer would result in our stock being owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the Trust, as defined below, is required to give us immediate written notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.

     Our board of directors may exempt a person from these limits, subject to such terms, conditions, representations and undertakings as it may determine in its sole discretion. Our board of directors has granted limited exemptions to Fortress Principal Investment Holdings LLC, our manager, a third party group of funds managed by Wallace R. Weitz & Company, and certain affiliates of these entities.

     Any attempted transfer or ownership of our stock which, if effective, would result in violation of the above limitations, will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust ("Trust") for the exclusive benefit of one or more charitable beneficiaries ("Charitable Beneficiary"), and the proposed holder will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the Business Day (as defined in our charter) prior to the date of such violation. The shares transferred to the Trust will generally be selected so as to minimize the aggregate value of shares transferred to the Trust. Shares of our stock held in the Trust will be issued and outstanding shares. The proposed holder will not benefit economically from ownership of any shares of stock held in the Trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the Trust. The trustee of the Trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the Trust. These rights will be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the Trust will be paid by the recipient to the Trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the Trustee. Any dividend or distribution paid to the Trustee will be held in trust for the Charitable Beneficiary. Subject to Maryland law, the Trustee will have the authority (i) to rescind as void any vote cast by the proposed holder prior to our discovery that the shares have been transferred to the Trust and (ii) to recast the vote in accordance with the desires of the Trustee acting for the benefit of the Charitable
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

Beneficiary. However, if we have already taken irreversible corporate action, then the Trustee will not have the authority to rescind and recast the vote. If necessary to protect our status as a REIT, we may establish additional Trusts with distinct Trustees and Charitable Beneficiaries to which shares may be transferred.

     Within 20 days of receiving notice from us that shares of our stock have been transferred to the Trust, the Trustee will sell the shares to a person designated by the Trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the Charitable Beneficiary in the shares sold will terminate and the Trustee will distribute the net proceeds of the sale to the proposed holder and to the Charitable Beneficiary as follows. The proposed holder will receive the lesser of (i) the price paid by the proposed holder for the shares or, if the proposed holder did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., a gift, devise or other similar transaction), the Market Price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the Trust and (ii) the price received by the Trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed holder will be paid immediately to the Charitable Beneficiary. If, prior to our discovery that shares of our stock have been transferred to the Trust, the shares are sold by the proposed holder, then (i) the shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the proposed holder received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the Trustee upon demand.

     In addition, shares of our stock held in the Trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of the devise or gift) and (ii) the Market Price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the Trustee has sold the shares. Upon a sale to us, the interest of the Charitable Beneficiary in the shares sold will terminate and the Trustee will distribute the net proceeds of the sale to the proposed holder.

     If an investor acquires an amount of stock that exceeds 8% of the number of shares of a particular class, but is less than 8% of the aggregate value of our stock of all classes, subsequent fluctuations in the relative values of our different classes of stock could cause the investor's ownership to exceed the 8% ownership limitation, with the consequences described above.

     Our charter further provides that, prior to the date shares of our common and preferred stock qualify as a class of "publicly offered securities" (within the meaning of Department of Labor Regulation Section 2510.3-101(a)(2)) or another exception to the "look-through" rule under such regulation applies, (a) no benefit plan investor may acquire shares of our stock without our prior written consent; and (b) any transfers to plan investors that would increase the aggregate plan investors' ownership of any class of shares of our stock to 25% or more of the value of any such class will be void ab initio. If any transfer of shares of our stock to plan investors occurs which, if effective, would result in plan investors beneficially or constructively owning, in the aggregate, shares of any class of our stock in excess or in violation of the above transfer or ownership limitations, then that number of shares of our stock, the beneficial or constructive ownership of which otherwise would cause such plan investors to violate such limitations, shall be automatically transferred to the Trust (as defined above) to be held, subject to certain adjustments, in accordance with the provisions detailed above.

     All certificates representing shares of our stock will bear a legend referring to the restrictions described above.

     Every record owner of more than a specified percentage of our stock as required by the Internal Revenue Code or the regulations promulgated thereunder (which may be as low as 0.5% depending upon the number of stockholders of record of our stock), within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he or she beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall, upon demand, be required to provide us with such information as we may request in good faith in order to determine our status as a REIT, and to comply with the requirements of any taxing authority or governmental authority, or to determine such compliance.

     These ownership limits could delay, defer or prevent a transaction, or a change in control, that might involve a premium price for our stock or otherwise be in the best interest of the stockholders.

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                        DESCRIPTION OF DEPOSITARY SHARES

     We may issue depositary receipts representing interests in shares of particular series of preferred stock which are called depositary shares. We will deposit the preferred stock of a series which is the subject of depositary shares with a depositary, which will hold that preferred stock for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred stock to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in that preferred stock.

     While the deposit agreement relating to a particular series of preferred stock may have provisions applicable solely to that series of preferred stock, all deposit agreements relating to preferred stock we issue will include the following provisions:

DIVIDENDS AND OTHER DISTRIBUTIONS

     Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred stock of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred stock an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.

WITHDRAWAL OF PREFERRED STOCK

     A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred stock, and any money or other property, to which the depositary shares relate.

REDEMPTION OF DEPOSITARY SHARES

     Whenever we redeem shares of preferred stock held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred stock held by the depositary which we redeem, subject to the depositary's receiving the redemption price of those shares of preferred stock. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.

VOTING

     Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred stock to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred stock to which the depositary shares relate in accordance with those instructions.

LIQUIDATION PREFERENCE

     Upon our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred stock which is represented by the depositary share.

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

CONVERSION

     If shares of a series of preferred stock are convertible into common stock or other of our securities or property, holders of depositary shares relating to that series of preferred stock will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the shares of common stock or other securities or property into which the number of shares (or fractions of shares) of preferred stock to which the depositary shares relate could at the time be converted.

AMENDMENT AND TERMINATION OF A DEPOSIT AGREEMENT

     We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred stock to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred stock to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred stock to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:

     All outstanding depositary shares to which it relates have been redeemed or converted.

     The depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.

MISCELLANEOUS

     There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred stock to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

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                            DESCRIPTION OF WARRANTS

     We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

     The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

     - the title of the warrants;

     - the designation, amount and terms of the securities for which the warrants are exercisable;

     - the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

     - the price or prices at which the warrants will be issued;

     - the aggregate number of warrants;

     - any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

     - the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

     - if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

     - if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

     - any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

     - the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

     - the maximum or minimum number of warrants that may be exercised at any time; and

     - information with respect to book-entry procedures, if any.

EXERCISE OF WARRANTS

     Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

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       IMPORTANT PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

     The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. For a complete description, we refer you to the Maryland General Corporation Law, our charter and our bylaws. We have filed our charter and bylaws as exhibits to the registration statement of which this prospectus is a part.

CLASSIFICATION OF OUR BOARD OF DIRECTORS

     Our bylaws provide that the number of our directors may be established by our board of directors but may not be fewer than the minimum required by the MGCL (which is currently one) nor more than fifteen. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors, except that a vacancy resulting from an increase in the number of directors must be filled by a majority of the entire board of directors.

     Pursuant to our charter, the board of directors is divided into three classes of directors. The current terms of the Class I, Class II and Class III directors will expire in 2006, 2004 and 2005, respectively. Directors of each class will be chosen for three-year terms upon the expiration of their current terms and each year one class of directors will be elected by the stockholders. We believe that classification of the board of directors will help to assure the continuity and stability of our business strategies and policies as determined by the board of directors. Holders of shares of our common stock will have no right to cumulative voting in the election of directors. At each annual meeting of stockholders at which a quorum is present, board nominees are elected by a plurality of votes cast.

     The classified board provision could have the effect of making the replacement of incumbent directors more time-consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change the control of us, even though the tender offer or change in control might be in the best interest of our stockholders.

REMOVAL OF DIRECTORS

     Our charter provides that, subject to the rights of any preferred stock, a director may be removed only for cause (as defined in the charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. This provision, when coupled with the provision in our bylaws authorizing our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors except for cause and by a substantial affirmative vote and filling the vacancies created by the removal with their own nominees.

BUSINESS COMBINATIONS

     Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include certain mergers, consolidations, share exchanges, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities or a liquidation or dissolution. An interested stockholder is defined as:

     - any person who beneficially owns 10% or more of the voting power of the corporation's outstanding shares; or

     - an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

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

     A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

     After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

     - 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation voting together as a single group; and

     - two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

     These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

     The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combinations
(a) between us and Fortress Investment Group LLC or any of its affiliates, (b) between us and Newcastle Investment Holdings or any of its affiliates and (c) between us and any interested stockholder, provided that any such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such interested stockholder). Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any of them. As a result, such parties may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.

     The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

CONTROL SHARE ACQUISITIONS

     Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers of the corporation or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

     - one-tenth or more but less than one-third,

     - one-third or more but less than a majority, or

     - a majority or more of all voting power.

     Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

     The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

     Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. This provision may be amended or eliminated at any time in the future.

AMENDMENT TO OUR CHARTER

     Our charter, including its provisions on classification of our board of directors and removal of directors, may be amended only by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter, except that our board may change our name, or the designation or par value of our capital stock, without stockholder action.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

     Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by our board of directors or (iii) by a stockholder of record who is entitled to vote at the meeting and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to our board of directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors, or (iii) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder of record who is entitled to vote at the meeting and who has complied with the advance notice provisions of our bylaws.

     Special Stockholder Meetings. Pursuant to our bylaws, stockholders can request a special meeting only upon written demand of at least a majority of all votes entitled to be cast at such meeting. This could have the effect of making it more difficult for stockholders to propose corporate actions to which our management is opposed.

ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

     The business combination provisions and, if the applicable provision in our bylaws is rescinded, the control share acquisition provisions of Maryland law, the provisions of our charter on classification of our board of directors and removal of directors, the advance notice provisions of our bylaws and our special meeting requirements could delay, defer or prevent a transaction or a change in the control of us that might involve a premium price for holders of our stock or otherwise be in their best interest.

                       FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of the material federal income tax consequences of an investment in stock or other securities of Newcastle. For purposes of this section under the heading "Federal Income Tax Considerations," references to "Newcastle," "we," "our" and "us" mean only Newcastle Investment Corp. and not its subsidiaries, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that the operation of Newcastle and its subsidiaries and affiliated entities will be in accordance with its applicable organizational documents or partnership agreement. This summary is for general information only, and does not purport to discuss all aspects of federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, such as:

     - financial institutions;

     - insurance companies;

     - broker-dealers;

     - regulated investment companies;

     - holders who receive Newcastle stock through the exercise of employee stock options or otherwise as compensation;

     - persons holding Newcastle stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

and, except to the extent discussed below:

     - tax-exempt organizations; and

     - foreign investors.

This summary assumes that investors will hold our stock as capital assets, which generally means as property held for investment.

     THE FEDERAL INCOME TAX TREATMENT OF HOLDERS OF NEWCASTLE STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING NEWCASTLE STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER'S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES OF ACQUIRING, HOLDING, EXCHANGING, OR OTHERWISE DISPOSING OF NEWCASTLE STOCK.

TAXATION OF NEWCASTLE

     Newcastle elected to be taxed as a REIT, commencing with its initial taxable year ended December 31, 2002. We believe that we were organized and have operated in such a manner as to qualify for taxation as a REIT, and intend to continue to operate in such a manner.

     The law firm of Skadden, Arps, Slate, Meagher & Flom LLP has acted as our tax counsel in connection with our election to be taxed as a REIT. We have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP to the effect that Newcastle was organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and that its actual method of operation has enabled, and its proposed method of operation will enable, it to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of Skadden, Arps, Slate, Meagher & Flom LLP is based on
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

various assumptions relating to the organization and operation of Newcastle, and is conditioned upon representations and covenants made by the management of Newcastle regarding its organization, assets and the past, present and future conduct of its business operations. While Newcastle intends to operate so that it will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in the circumstances of Newcastle, no assurance can be given by Skadden, Arps, Slate, Meagher & Flom LLP or Newcastle that Newcastle will so qualify for any particular year. The opinion of Skadden, Arps, Slate, Meagher & Flom LLP also relies on various legal opinions issued by other counsel for Newcastle and its predecessors, including Sidley Austin Brown & Wood LLP and Thacher Proffitt & Wood, with respect to certain issues and transactions. The opinions, copies of which are filed as an exhibit to the registration statement of which this prospectus is a part, are expressed as of the date issued, and do not cover subsequent periods. Counsel will have no obligation to advise Newcastle or the holders of Newcastle stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

     Qualification and taxation as a REIT depends on the ability of Newcastle to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Skadden, Arps, Slate, Meagher & Flom LLP. In addition, Newcastle's ability to qualify as a REIT depends in part upon the operating results, organizational structure and entity classification for federal income tax purposes of certain affiliated entities, the status of which may not have been reviewed by Skadden, Arps, Slate, Meagher & Flom LLP. Newcastle's ability to qualify as a REIT also requires that it satisfies certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by Newcastle. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of Newcastle's operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

  TAXATION OF REITS IN GENERAL

     As indicated above, qualification and taxation as a REIT depends upon the ability of Newcastle to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below under "-- Requirements for Qualification -- General." While Newcastle intends to operate so that it qualifies as a REIT, no assurance can be given that the IRS will not challenge its qualification, or that it will be able to operate in accordance with the REIT requirements in the future. See "-- Failure to Qualify."

     Provided that Newcastle qualifies as a REIT, it will generally be entitled to a deduction for dividends that it pays and therefore will not be subject to federal corporate income tax on its net income that is currently distributed to its stockholders. This treatment substantially eliminates the "double taxation" at the corporate and stockholder levels that generally results from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level upon a distribution of dividends by the REIT.

     The Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 Act"), recently enacted by Congress and signed by President Bush, reduces the rate at which individual stockholders are taxed on corporate dividends from a maximum of 38.6% (as ordinary income) to a maximum of 15% (the same as long-term capital gains) for the 2003 through 2008 tax years. With limited exceptions, however, dividends received by stockholders from Newcastle or from other entities that are taxed as REITs are generally not eligible for the reduced rates, and will continue to be taxed at rates applicable to ordinary income, which, pursuant to the 2003 Act, will be as high as 35% through 2010. See "Taxation of Stockholders -- Taxation of Taxable Domestic Stockholders -- Distributions."

     Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See "Taxation of Stockholders."

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

     If Newcastle qualifies as a REIT, it will nonetheless be subject to federal tax in the following circumstances:

     - Newcastle will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.

     - Newcastle may be subject to the "alternative minimum tax" on its items of tax preference, including any deductions of net operating losses.

     - If Newcastle has net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See "-- Prohibited Transactions", and "-- Foreclosure Property", below.

     - If Newcastle elects to treat property that it acquires in connection with a foreclosure of a mortgage loan or certain leasehold terminations as "foreclosure property", it may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

     - If Newcastle should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintains its qualification as a REIT because other requirements are met, it will be subject to a 100% tax on an amount based on the magnitude of the failure adjusted to reflect the profit margin associated with Newcastle's gross income.

     - If Newcastle should fail to distribute during each calendar year at least the sum of (a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, Newcastle would be subject to a 4% excise tax on the excess of the required distribution over the sum of (i) the amounts actually distributed, plus (ii) retained amounts on which income tax is paid at the corporate level.

     - Newcastle may be required to pay monetary penalties to the IRS in certain circumstances, including if it fails to meet record keeping requirements intended to monitor its compliance with rules relating to the composition of a REIT's stockholders, as described below in "-- Requirements for Qualification -- General."

     - A 100% tax may be imposed on some items of income and expense that are directly or constructively paid between a REIT and a taxable REIT subsidiary (as described below) if and to the extent that the IRS successfully adjusts the reported amounts of these items.

     - If Newcastle acquires appreciated assets from a corporation that is not a REIT (i.e., a corporation taxable under subchapter C of the Internal Revenue Code) in a transaction in which the adjusted tax basis of the assets in the hands of Newcastle is determined by reference to the adjusted tax basis of the assets in the hands of the subchapter C corporation, Newcastle may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if it subsequently recognizes gain on a disposition of any such assets during the ten-year period following their acquisition from the subchapter C corporation.

     - The earnings of Newcastle's subsidiaries could be subject to federal corporate income tax to the extent that such subsidiaries are subchapter C corporations.

     In addition, Newcastle and its subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on their assets and operations. Newcastle could also be subject to tax in situations and on transactions not presently contemplated.

  REQUIREMENTS FOR QUALIFICATION -- GENERAL

     The Internal Revenue Code defines a REIT as a corporation, trust or association:

     (1) that is managed by one or more trustees or directors;

     (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

     (3) that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

     (4) that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

     (5) the beneficial ownership of which is held by 100 or more persons;

     (6) in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Internal Revenue Code to include specified tax-exempt entities); and

     (7) which meets other tests described below, including with respect to the nature of its income and assets.

     The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Newcastle's charter provides restrictions regarding transfers of its shares, which are intended to assist Newcastle in satisfying the share ownership requirements described in conditions (5) and (6) above.

     To monitor compliance with the share ownership requirements, Newcastle is generally required to maintain records regarding the actual ownership of its shares. To do so, Newcastle must demand written statements each year from the record holders of significant percentages of its stock in which the record holders are to disclose the actual owners of the shares, i.e., the persons required to include in gross income the dividends paid by Newcastle. A list of those persons failing or refusing to comply with this demand must be maintained as part of the records of Newcastle. Failure by Newcastle to comply with these record keeping requirements could subject it to monetary penalties. A stockholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

     In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. Newcastle satisfies this requirement.

  EFFECT OF SUBSIDIARY ENTITIES

     Ownership of Partnership Interests. In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets, and to earn its proportionate share of the partnership's income, for purposes of the asset and gross income tests applicable to REITs as described below. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, Newcastle's proportionate share of the assets and items of income of its subsidiary partnerships are treated as assets and items of income of Newcastle for purposes of applying the REIT requirements described below. A summary of certain rules governing the federal income taxation of partnerships and their partners is provided below in "Tax Aspects of Investments in Affiliated Entities -- Partnerships."

     Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary", that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs as summarized below. A qualified REIT subsidiary is any corporation, other than a "taxable REIT subsidiary" as described below, that is wholly-owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Newcastle has several qualified REIT subsidiaries. Other entities that are wholly-owned by a REIT, including single member limited liability companies, are also generally disregarded as a separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with partnerships in which Newcastle holds an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

     In the event that a disregarded subsidiary of Newcastle ceases to be wholly-owned -- for example, if any equity interest in the subsidiary is acquired by a person other than Newcastle or another disregarded subsidiary of Newcastle -- the subsidiary's separate existence would no longer be disregarded for federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect Newcastle's ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See "-- Asset Tests" and "-- Income Tests."

     Taxable Subsidiaries. A REIT, in general, may jointly elect with subsidiary corporations, whether or not wholly-owned, to treat the subsidiary corporation as a taxable REIT subsidiary ("TRS"). The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by Newcastle and its subsidiaries in the aggregate, and Newcastle's ability to make distributions to its stockholders.

     A parent REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the parent REIT, and the REIT recognizes as income, the dividends, if any, that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent's compliance with the REIT requirements, such entities may be used by the parent REIT to indirectly undertake activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees or foreign currency gains).

  INCOME TESTS

     In order to maintain qualification as a REIT, Newcastle annually must satisfy two gross income requirements. First, at least 75% of Newcastle's gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions", must be derived from investments relating to real property or mortgages on real property, including "rents from real property," dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage backed securities), and gains from the sale of real estate assets, as well as income from some kinds of temporary investments. Second, at least 95% of Newcastle's gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

     Rents received by Newcastle will qualify as "rents from real property" in satisfying the gross income requirements described above, only if several conditions are met, including the following. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as "rents from real property" unless it constitutes 15% or less of the total rent received under the lease. Moreover, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from which the

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REIT derives no revenue. Newcastle and its affiliates are permitted, however, to perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, Newcastle and its affiliates may directly or indirectly provide non-customary services to tenants of its properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. For purposes of this test, the income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services. Moreover, Newcastle is generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the REIT income requirements. Also, rental income will qualify as rents from real property only to the extent that Newcastle does not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee's equity.

     Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation is secured by a mortgage on real property. If Newcastle receives interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that Newcastle acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and Newcastle's income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% income test.

     To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a "shared appreciation provision"), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests.

     To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT.

     Newcastle may indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not under the 75% gross income test. Any dividends received by Newcastle from a REIT will be qualifying income in Newcastle's hands for purposes of both the 95% and 75% income tests.

     If Newcastle fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may still qualify as a REIT for the year if it is entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will be generally available if the failure of Newcastle to meet these tests was due to reasonable cause and not due to willful neglect, Newcastle attaches to its tax return a schedule of the sources of its income, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible to state whether Newcastle would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving Newcastle, Newcastle will not qualify as a REIT. As discussed above under "-- Taxation of REITs in General," even where these relief provisions apply, a tax would be imposed based upon the amount by which Newcastle fails to satisfy the particular gross income test.

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

  ASSET TESTS

     Newcastle, at the close of each calendar quarter, must also satisfy four tests relating to the nature of its assets. First, at least 75% of the value of the total assets of Newcastle must be represented by some combination of "real estate assets", cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some kinds of mortgage backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

     The second asset test is that the value of any one issuer's securities owned by Newcastle may not exceed 5% of the value of Newcastle's total assets. Third, Newcastle may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs, and the 10% value test does not apply to "straight debt" having specified characteristics. Fourth, the aggregate value of all securities of TRSs held by a REIT may not exceed 20% of the value of the REIT's total assets.

     Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests, a REIT is treated as owning its share of the underlying assets of a subsidiary partnership, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests, unless it is a qualifying mortgage asset, satisfies the rules for "straight debt," or is sufficiently small so as not to otherwise cause an asset test violation. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, non-mortgage debt held by Newcastle that is issued by another REIT may not so qualify.

     Interests held by Newcastle in a real estate mortgage investment conduit, or "REMIC," are generally treated as qualifying real estate assets, and income derived by Newcastle from interests in REMICs is generally treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of Newcastle's interest in the REMIC, and its income derived from the interest, qualifies for purposes of the REIT asset and income tests. Where a REIT holds a "residual interest" in a REMIC from which it derives "excess inclusion income", the REIT will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though the income may not be received in cash by the REIT. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction of any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. See "Taxation of Stockholders."

     Newcastle believes that its holdings of securities and other assets comply, and will continue to comply, with the foregoing REIT asset requirements, and it intends to monitor compliance on an ongoing basis. No independent appraisals have been obtained, however, to support Newcastle's conclusions as to the value of its total assets, or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in securitization transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that Newcastle's interests in its subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset requirements.

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

  ANNUAL DISTRIBUTION REQUIREMENTS

     In order to qualify as a REIT, Newcastle is required to distribute dividends, other than capital gain dividends, to its stockholders in an amount at least equal to:

          (a) the sum of

             (1) 90% of the "REIT taxable income" of Newcastle (computed without regard to the deduction for dividends paid and net capital gains of Newcastle), and

             (2) 90% of the net income, if any, (after tax) from foreclosure property (as described below), minus

          (b) the sum of specified items of noncash income.

     These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before Newcastle timely files its tax return for the year and if paid with or before the first regular dividend payment after such declaration. In order for distributions to be counted for this purpose, and to give rise to a tax deduction by Newcastle, they must not be "preferential dividends." A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class, and is in accordance with the preferences among different classes of stock as set forth in Newcastle's organizational documents.

     To the extent that Newcastle distributes at least 90%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax at ordinary corporate tax rates on the retained portion. Newcastle may elect to retain, rather than distribute, its net long-term capital gains and pay tax on such gains. In this case, Newcastle could elect to have its stockholders include their proportionate share of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax paid by Newcastle. Stockholders of Newcastle would then increase the adjusted basis of their Newcastle stock by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their shares.

     To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits. See "-- Taxation of Stockholders -- Taxation of Taxable Domestic Stockholders -- Distributions."

     If Newcastle should fail to distribute during each calendar year at least the sum of (a) 85% of its REIT ordinary income for such year, (b) 95% of its REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, Newcastle would be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed and (y) the amounts of income retained on which it has paid corporate income tax. Newcastle intends to make timely distributions so that it is not subject to the 4% excise tax.

     It is possible that Newcastle, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from its subsidiaries, and (b) the inclusion of items in income by Newcastle for federal income tax purposes. Other sources of non-cash taxable income include real estate and securities that are financed through securitization structures, which require some or all of available cash flows to be used to service borrowings, loans or mortgage backed securities held by Newcastle as assets that are issued at a discount and require the accrual of taxable economic interest in advance of its receipt in cash, loans on which the borrower is permitted to defer cash payments of interest, and distressed loans on which Newcastle may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property.
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

     Newcastle may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in Newcastle's deduction for dividends paid for the earlier year. In this case, Newcastle may be able to avoid losing its REIT status or being taxed on amounts distributed as deficiency dividends. However, Newcastle will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

  FAILURE TO QUALIFY

     If Newcastle fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, Newcastle would be subject to tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Distributions to stockholders in any year in which Newcastle is not a REIT would not be deductible by Newcastle, nor would they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, all distributions to stockholders that are individuals will generally be taxable at capital gains rates (through 2008) pursuant to 2003 Act, and, subject to limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. Unless Newcastle is entitled to relief under specific statutory provisions, Newcastle would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, Newcastle would be entitled to this statutory relief. The rule against re-electing REIT status following a loss of such status could also apply to Newcastle if Newcastle Investment Holdings Corp., a former stockholder of, and contributor of assets to Newcastle, failed to qualify as a REIT, and Newcastle is treated as a successor to Newcastle Investment Holdings for federal income tax purposes.

  PROHIBITED TRANSACTIONS

     Net income derived by a REIT from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. Newcastle intends to conduct its operations so that no asset owned by Newcastle or its pass-through subsidiaries will be held for sale to customers, and that a sale of any such asset will not be in the ordinary course of Newcastle's business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the particular facts and circumstances. No assurance can be given that any property sold by Newcastle will not be treated as property held for sale to customers, or that Newcastle can comply with certain safe-harbor provisions of the Internal Revenue Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates.

  FORECLOSURE PROPERTY

     Foreclosure property is real property and any personal property incident to such real property (i) that is acquired by a REIT as the result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated, and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. Newcastle does not anticipate that it will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross

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

income test, but, if Newcastle does receive any such income, it intends to make an election to treat the related property as foreclosure property.

  FOREIGN INVESTMENTS

     Newcastle and its subsidiaries currently hold and may acquire additional investments and, accordingly, pay taxes, in foreign countries. Taxes paid by Newcastle in foreign jurisdictions may not be passed through to, or used by, its stockholders as a foreign tax credit or otherwise. Newcastle's foreign investments may also generate foreign currency gains and losses. Foreign currency gains are treated as income that does not qualify under the 95% or 75% income tests, unless certain technical requirements are met. No assurance can be given that these technical requirements will be met in the case of any foreign currency gains recognized by Newcastle directly or through pass-through subsidiaries, and will not adversely affect Newcastle's ability to satisfy the REIT qualification requirements.

  DERIVATIVES AND HEDGING TRANSACTIONS

     Newcastle and its subsidiaries have, from time to time, and may in the future enter into hedging transactions with respect to interest rate exposure on one or more of their assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that Newcastle or a pass-through subsidiary enters into such a contract to reduce interest rate risk on indebtedness incurred to acquire or carry real estate assets, any periodic income from the instrument, or gain from the disposition of it, would be qualifying income for purposes of the REIT 95% gross income test, but not for the 75% gross income test. To the extent that Newcastle hedges with other types of financial instruments or in other situations (for example, hedges against fluctuations in the value of foreign currencies), the resultant income will be treated as income that does not qualify under the 95% or 75% income tests unless certain technical requirements are met. Newcastle intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT. Newcastle may conduct some or all of its hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to federal income tax, rather than participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that Newcastle's hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, and will not adversely affect Newcastle's ability to satisfy the REIT qualification requirements.

  TAXABLE MORTGAGE POOLS

     An entity, or a portion of an entity, may be classified as a taxable mortgage pool ("TMP") under the Internal Revenue Code if (1) substantially all of its assets consist of debt obligations or interests in debt obligations, (2) more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates, (3) the entity has issued debt obligations (liabilities) that have two or more maturities, and (4) the payments required to be made by the entity on its debt obligations (liabilities) "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets. Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise "substantially all" of its assets, and therefore the entity would not be treated as a TMP. Newcastle currently holds interests in TMPs, and its future financing and securitization arrangements may give rise to other TMPs, with the consequences as described below.

     Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT, that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT. The Treasury Department has not yet issued regulations to govern the treatment of stockholders as described below. A portion of the REIT's income from the TMP arrangement,
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

which might be non-cash accrued income, could be treated as "excess inclusion income." The REIT's excess inclusion income would be allocated among its stockholders. A stockholder's share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. See "Taxation of Stockholders." To the extent that excess inclusion income is allocated to a tax-exempt stockholder of a REIT that is not subject to unrelated business income tax (such as government entities), the REIT would be taxable on this income at the highest applicable corporate tax rate (currently 35%). The manner in which excess inclusion income would be allocated among shares of different classes of stock is not clear under current law. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above and are urged to consult their tax advisors.

     If a subsidiary partnership of Newcastle, not wholly-owned by Newcastle directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes, and would potentially be subject to corporate income tax. In addition, this characterization would alter Newcastle's REIT income and asset test calculations, and could adversely affect its compliance with those requirements. Newcastle believes that it has no subsidiary partnerships that are or will become TMPs, and intends to monitor the structure of any TMPs in which it has an interest to ensure that they will not adversely affect its status as a REIT.

TAX ASPECTS OF INVESTMENTS IN AFFILIATED PARTNERSHIPS

  GENERAL

     Newcastle may hold investments through entities that are classified as partnerships for federal income tax purposes. In general, partnerships are "pass-through" entities that are not subject to federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax on these items, without regard to whether the partners receive a distribution from the partnership. Newcastle will include in its income its proportionate share of these partnership items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, Newcastle will include its proportionate share of assets held by subsidiary partnerships. See "Taxation of Newcastle -- Effect of Subsidiary Entities -- Ownership of Partnership Interests."

  ENTITY CLASSIFICATION

     The investment by Newcastle in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of Newcastle's subsidiary partnerships as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes (for example, if the IRS were to assert that a subsidiary partnership is a TMP). See "Taxation of Newcastle -- Taxable Mortgage Pools." If any of these entities were treated as an association for federal income tax purposes, it would be taxable as a corporation and therefore could be subject to an entity-level tax on its income. In such a situation, the character of the assets of Newcastle and items of gross income of Newcastle would change and could preclude Newcastle from satisfying the REIT asset tests or the gross income tests as discussed in "Taxation of Newcastle -- Asset Tests" and "-- Income Tests," and in turn could prevent Newcastle from qualifying as a REIT. See "Taxation of Newcastle -- Failure to Qualify," above, for a discussion of the effect of the failure of Newcastle to meet these tests for a taxable year. In addition, any change in the status of any of Newcastle's subsidiary partnerships for tax purposes might be treated as a taxable event, in which case Newcastle could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

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

  TAX ALLOCATIONS WITH RESPECT TO PARTNERSHIP PROPERTIES

     Under the Internal Revenue Code and the Treasury regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a "book-tax difference"). Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

     To the extent that any subsidiary partnership of Newcastle acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements. Where a partner contributes cash to a partnership at a time that the partnership holds appreciated (or depreciated) property, the Treasury regulations provide for a similar allocation of these items to the other (i.e. non-contributing) partners. These rules may apply to the contribution by Newcastle to any subsidiary partnerships of the cash proceeds received in offerings of its stock. As a result, partners, including Newcastle, in subsidiary partnerships, could be allocated greater or lesser amounts of depreciation and taxable income in respect of a partnership's properties than would be the case if all of the partnership's assets (including any contributed assets) had a tax basis equal to their fair market values at the time of any contributions to that partnership. This could cause Newcastle to recognize, over a period of time, taxable income in excess of cash flow from the partnership, which might adversely affect Newcastle's ability to comply with the REIT distribution requirements discussed above.

TAXATION OF STOCKHOLDERS

  TAXATION OF TAXABLE DOMESTIC STOCKHOLDERS

     Distributions. Provided that Newcastle qualifies as a REIT, distributions made to its taxable domestic stockholders out of current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, dividends received from REITs are not eligible for taxation at the preferential income tax rates (15% maximum federal rate through 2008) for qualified dividends received by individuals from taxable C corporations pursuant to the 2003 Act. Stockholders that are individuals, however, are taxed at the preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to (i) income retained by the REIT in the prior taxable year on which the REIT was subject to corporate level income tax (less the amount of tax), (ii) dividends received by the REIT from TRSs or other taxable C corporations, or (iii) income in the prior taxable year from the sales of "built-in gain" property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

     Distributions from Newcastle that are designated as capital gain dividends will generally be taxed to stockholders as long-term capital gains, to the extent that they do not exceed the actual net capital gain of Newcastle for the taxable year, without regard to the period for which the stockholder has held its stock. A similar treatment will apply to long-term capital gains retained by Newcastle, to the extent that Newcastle elects the application of provisions of the Internal Revenue Code that treat stockholders of a REIT as having received, for federal income tax purposes, undistributed capital gains of the REIT, while passing through to stockholders a corresponding credit for taxes paid by the REIT on such retained capital gains. Corporate stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through
2008) in the case of stockholders who are individuals, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions.

     In determining the extent to which a distribution constitutes a dividend for tax purposes, Newcastle's earnings and profits generally will be allocated first to distributions with respect to preferred stock, including its Series B Preferred Stock, prior to allocating any remaining earnings and profits to distributions on Newcastle's common stock. If Newcastle has net capital gains and designates some or all of its distributions as capital gain dividends to that extent, the capital gain dividends will be allocated among different classes of stock in proportion to the allocation of earnings and profits as described above.

     Distributions in excess of current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted basis of the stockholder's shares in respect of which the distributions were made, but rather, will reduce the adjusted basis of these shares. To the extent that such distributions exceed the adjusted basis of a stockholder's shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by Newcastle in October, November or December of any year and payable to a stockholder of record on a specified date in any such month will be treated as both paid by Newcastle and received by the stockholder on December 31 of such year, provided that the dividend is actually paid by Newcastle before the end of January of the following calendar year.

     To the extent that a REIT has available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See "Taxation of Newcastle -- Annual Distribution Requirements." Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would they affect the character of any distributions that are actually made by a REIT, which are generally subject to tax in the hands of stockholders to the extent that the REIT has current or accumulated earnings and profits.

     If excess inclusion income from a taxable mortgage pool is allocated to any Newcastle stockholder, that income will be taxable in the hands of the stockholder and would not be offset by any net operating losses of the stockholder that would otherwise be available. See "Taxation of Newcastle -- Taxable Mortgage Pools."

     Dispositions of Newcastle Stock. In general, capital gains recognized by individuals upon the sale or disposition of shares of Newcastle stock will, pursuant to the 2003 Act, be subject to a maximum federal income tax rate of 15% (from May 6, 2003 through 2008) if the Newcastle stock is held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2010) if the Newcastle stock is held for 12 months or less. Gains recognized by stockholders that are corporations are subject to federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. Capital losses recognized by a stockholder upon the disposition of Newcastle stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of Newcastle stock by a stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from Newcastle that are required to be treated by the stockholder as long-term capital gain.

     If an investor recognizes a loss upon a subsequent disposition of stock or other securities of Newcastle in an amount that exceeds a prescribed threshold, it is possible that the provisions of recently adopted Treasury regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. While these regulations are directed towards "tax shelters," they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. In addition, legislative proposals have been introduced in Congress, that, if enacted, would impose significant penalties for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of stock or securities of Newcastle, or transactions that might be undertaken directly or indirectly by Newcastle. Moreover, you should be aware that Newcastle and other participants in the transactions involving Newcastle (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

  TAXATION OF FOREIGN STOCKHOLDERS

     The following is a summary of certain United States federal income and estate tax consequences of the ownership and disposition of Newcastle stock applicable to non-U.S. holders of Newcastle stock. A "non-U.S. holder" is any person other than:

          (a) a citizen or resident of the United States,

          (b) a corporation or partnership created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia,

          (c) an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source, or

          (d) a trust if a United States court is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

     The discussion is based on current law and is for general information only. The discussion addresses only selective and not all aspects of United States federal income and estate taxation.

     Ordinary Dividends. The portion of dividends received by non-U.S. holders payable out of the earnings and profits of Newcastle which are not attributable to capital gains of Newcastle and which are not effectively connected with a U.S. trade or business of the non-U.S. holder will be subject to U.S. withholding tax at the rate of 30%, unless reduced by treaty. Reduced treaty rates are not available to the extent that income is excess inclusion income allocated to the foreign stockholder. See "Taxation of Newcastle -- Taxable Mortgage Pools."

     In general, non-U.S. holders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of Newcastle stock. In cases where the dividend income from a non-U.S. holder's investment in Newcastle stock is, or is treated as, effectively connected with the non-U.S. holder's conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax in the case of a non-U.S. holder that is a corporation.

     Non-Dividend Distributions. Unless Newcastle stock constitutes a U.S. real property interest (a "USRPI"), distributions by Newcastle which are not dividends out of the earnings and profits of Newcastle will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. holder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of Newcastle's current and accumulated earnings and profits. If Newcastle stock constitutes a USRPI, as described below, distributions by Newcastle in excess of the sum of its earnings and profits plus the stockholder's basis in its Newcastle stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder's share of Newcastle's earnings and profits.

     Capital Gain Dividends. Under FIRPTA, a distribution made by Newcastle to a non-U.S. holder, to the extent attributable to gains from dispositions of USRPIs held by Newcastle directly or through pass-through subsidiaries ("USRPI capital gains"), will be considered effectively connected with a U.S. trade or business of the non-U.S. holder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether the distribution is designated as a capital gain dividend. In addition, Newcastle will be required to withhold tax equal to 35% of the amount of dividends to the extent the dividends constitute USRPI capital gains. Recently proposed legislation, if enacted, would modify the tax treatment of capital gain dividends distributed by REITs to non-U.S. holders. See "Other Tax Considerations - Legislative or Other Actions Affecting REITs." Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. A distribution is not a USRPI capital gain if Newcastle held the underlying asset solely as a creditor. Capital gain dividends received by a non-U.S. holder from a REIT that are not USRPI capital gains are generally not subject to U.S. income or withholding tax.

     Dispositions of Newcastle Stock. Unless Newcastle stock constitutes a USRPI, a sale of the stock by a non-U.S. holder generally will not be subject to U.S. taxation under FIRPTA. The stock will not be treated as a USRPI if less than 50% of Newcastle's assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.

     Even if the foregoing test is not met, Newcastle stock nonetheless will not constitute a USRPI if Newcastle is a "domestically-controlled REIT." A domestically-controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. Newcastle believes that it is, and it expects to continue to be, a domestically-controlled REIT and, therefore, the sale of Newcastle stock should not be subject to taxation under FIRPTA. Because Newcastle stock is publicly traded, however, no assurance can be given that Newcastle will be a domestically-controlled REIT.

     In the event that Newcastle does not constitute a domestically-controlled REIT, a non-U.S. holder's sale of stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (a) the stock owned is of a class that is "regularly traded," as defined by applicable Treasury Department regulations, on an established securities market, and (b) the selling non-U.S. holder held 5% or less of Newcastle's outstanding stock of that class at all times during a specified testing period.

     If gain on the sale of stock of Newcastle were subject to taxation under FIRPTA, the non-U.S. holder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

     Gain from the sale of Newcastle stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. holder in two cases: (a) if the non-U.S. holder's investment in the Newcastle stock is effectively connected with a U.S. trade or business conducted by such non-U.S. holder, the non-U.S. holder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (b) if the non-U.S. holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

     Estate Tax. Newcastle stock owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of death will be includable in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

  TAXATION OF TAX-EXEMPT STOCKHOLDERS

     Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt stockholder has not held its Newcastle stock as "debt financed property" within the meaning of the Internal Revenue Code (i.e. where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), and (2) the Newcastle stock is not otherwise used in an unrelated trade or business, distributions from Newcastle and income from the sale of the Newcastle stock should not give rise to UBTI to a tax-exempt stockholder. To the extent, however, that Newcastle (or a part of Newcastle, or a disregarded subsidiary of Newcastle) is a TMP, or if Newcastle holds residual interests in a REMIC, a portion of the dividends paid to a tax-exempt stockholder that is allocable to excess inclusion income may be subject to tax as UBTI. See "Taxation of Newcastle -- Taxable Mortgage Pools."

     Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from Newcastle as UBTI.

     In certain circumstances, a pension trust that owns more than 10% of Newcastle's stock could be required to treat a percentage of the dividends from Newcastle as UBTI, if Newcastle is a "pension-held REIT." Newcastle will not be a pension-held REIT unless either (A) one pension trust owns more than 25% of the value of Newcastle's stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of Newcastle's stock, collectively owns more than 50% of such stock. Certain restrictions on ownership and transfer of Newcastle's stock should generally prevent a tax-exempt entity from owning more than 10% of the value of Newcastle's stock, or Newcastle from becoming a pension-held REIT.

     TAX-EXEMPT STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF OWNING NEWCASTLE STOCK.

OTHER TAX CONSIDERATIONS

  LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS

     The recently enacted Jobs and Growth Tax Relief Reconciliation Act of 2003 reduced the maximum tax rates at which individuals are taxed on capital gains from 20% to 15% (from May 6, 2003 through 2008) and on dividends payable by taxable C corporations from 38.6% to 15% (from January 1, 2003 through 2008). While gains from the sale of the stock of REITs are eligible for the reduced tax rates, dividends payable by REITs are not eligible for the reduced tax rates except in limited circumstances. See "Taxation of Stockholders -- Taxation of Taxable Domestic Stockholders -- Distributions." As a result, dividends received from REITs generally will continue to be taxed at ordinary income rates (now at a maximum rate of 35% through 2010). The more favorable tax rates applicable to regular corporate dividends could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including stock of Newcastle.

     Recently proposed legislation would modify the tax treatment of capital gain dividends distributed by REITs to foreign stockholders. See "Taxation of Stockholders -- Taxation of Foreign Stockholders -- Capital Gain Dividends." The proposed legislation would treat capital gain dividends received by a foreign stockholder in the same manner as ordinary income dividends, provided that (1) the capital gain dividends are received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the foreign stockholder does not own more than 5% of that class of stock at any time during the taxable year in which the capital gain dividends are received. The proposed legislation would apply to taxable years beginning after the date of enactment.

     The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, or in what form, the proposal described above (or any other proposals affecting REITs or their stockholders) will be enacted. Changes to the federal tax laws and interpretations thereof could adversely affect an investment in our securities.

  STATE, LOCAL AND FOREIGN TAXES

     Newcastle and its subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. Newcastle owns properties located in a number of jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. The state, local or foreign tax treatment of Newcastle and its stockholders may not conform to the federal income tax treatment discussed above. Newcastle will pay foreign property taxes, and dispositions of foreign property or operations involving, or investments in, foreign property may give rise to foreign income or other tax liability in amounts that could be substantial. Any foreign taxes incurred by Newcastle do not pass through to stockholders as a credit against their United States federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in stock or other securities of Newcastle.

                              ERISA CONSIDERATIONS

     A plan fiduciary considering an investment in the securities should consider, among other things, whether such an investment might constitute or give rise to a prohibited transaction under ERISA, the Internal Revenue Code or any substantially similar federal, state or local law. ERISA and the Internal Revenue Code impose restrictions on:

     - employee benefit plans as defined in Section 3(3) of ERISA,

     - plans described in Section 4975(e)(1) of the Internal Revenue Code, including retirement accounts and Keogh Plans,

     - entities whose underlying assets include plan assets by reason of a plan's investment in such entities, and

     - persons who have certain specified relationships to a plan described as "parties in interest" under ERISA and "disqualified persons" under the tax code.

REGULATION UNDER ERISA AND THE TAX CODE

     ERISA imposes certain duties on persons who are fiduciaries of a plan. Under ERISA, any person who exercises any authority or control over the management or disposition of a plan's assets is considered to be a fiduciary of that plan. Both ERISA and the tax code prohibit certain transactions involving "plan assets" between a plan and parties in interest or disqualified persons. Violations of these rules may result in the imposition of an excise tax or penalty.

     The term "plan assets" is not defined by ERISA or the tax code. However, a plan's assets may be deemed to include an interest in the underlying assets of an entity if the plan acquires an "equity interest" in such an entity. In that event, the operations of such an entity could result in a prohibited transaction under ERISA and the tax code.

REGULATION ISSUED BY THE DEPARTMENT OF LABOR

     The Department of Labor issued a regulation that provides exceptions to this rule (the "Plan Assets Regulation"). Under this regulation, if a plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that:

     - is freely transferable,

     - is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and

     - is either:

          (i) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or

          (ii) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is part is registered under the Exchange Act within the requisite time.

THE SHARES OF OUR COMMON STOCK AND SERIES B PREFERRED STOCK AS "PUBLICLY-OFFERED SECURITIES"

     Our common stock and Series B Preferred Stock currently meet the above criteria and it is anticipated that the shares of our common stock being offered hereby will continue to meet the criteria of publicly-offered securities.

     Applicability of other exceptions to the Plan Asset Regulation with respect to other securities offered hereby will be discussed in the respective prospectus supplement.

GENERAL INVESTMENT CONSIDERATIONS

     Prospective fiduciaries of a plan (including, without limitation, an entity whose assets include plan assets, including, as applicable, an insurance company general account) considering the purchase of securities should consult with their legal advisors concerning the impact of ERISA and the tax code and the potential consequences of making an investment in these securities with respect to their specific circumstances. Each plan fiduciary should take into account, among other considerations:

     - whether the plan's investment could give rise to a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Internal Revenue Code,

     - whether the fiduciary has the authority to make the investment,

     - the composition of the plan's portfolio with respect to diversification by type of asset,

     - the plan's funding objectives,

     - the tax effects of the investment,

     - whether our assets would be considered plan assets, and

     - whether, under the general fiduciary standards of investment prudence and diversification an investment in these shares is appropriate for the plan taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

     Certain employee benefit plans, such as governmental plans and certain church plans are not subject to the provisions of Title I of ERISA and Section 4975 of the Internal Revenue Code. Accordingly, assets of such plans may be invested in the securities without regard to the ERISA considerations described here, subject to the provisions of any other applicable federal and state law. It should be noted that any such plan that is qualified and exempt from taxation under the tax code is subject to the prohibited transaction rules set forth in the tax code.

                              PLAN OF DISTRIBUTION

     We may sell the common stock, preferred stock, depositary shares and any series of debt securities and warrants being offered hereby in one or more of the following ways from time to time:

     - to underwriters or dealers for resale to the public or to institutional investors;

     - directly to institutional investors;

     - directly to a limited number of purchasers or to a single purchaser;

     - through agents to the public or to institutional investors; or

     - through a combination of any of these methods of sale.

     The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

     - the offering terms, including the name or names of any underwriters, dealers or agents;

     - the purchase price of the securities and the net proceeds to be received by us from the sale;

     - any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

     - any initial public offering price;

     - any discounts or concessions allowed or reallowed or paid to dealers; and

     - any securities exchange on which the securities may be listed.

     If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

     - negotiated transactions;

     - at a fixed public offering price or prices, which may be changed;

     - at market prices prevailing at the time of sale;

     - at prices related to prevailing market prices; or

     - at negotiated prices.

     Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are used in the sale of any securities, the securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

     The maximum underwriting discounts and commissions to be received by any underwriter for the sale of any securities pursuant to this shelf registration shall not be greater than eight percent of the aggregate amount of securities offered.

     If indicated in an applicable prospectus supplement, we may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these delayed delivery contracts.

     Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

     Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

     Each series of securities will be a new issue of securities and will have no established trading market other than our common stock which is listed on the New York Stock Exchange. Any common stock sold will be listed on the New York Stock Exchange, upon official notice of issuance. The securities, other than the common stock, may or may not be listed on a national securities exchange. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

                                 LEGAL MATTERS

     Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York and Piper Rudnick LLP, Baltimore, Maryland. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

                                    EXPERTS

     The consolidated financial statements of Newcastle Investment Corp., appearing in Newcastle Investment Corp.'s Annual Report on Form 10-K for the year ended December 31, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

             ------------------------------------------------------
             ------------------------------------------------------

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT, AND THE UNDERWRITER HAS NOT, AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE NOT, AND THE UNDERWRITER IS NOT, MAKING AN OFFER TO SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE IS ACCURATE ONLY AS OF THEIR RESPECTIVE DATES. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THOSE DATES.

                               TABLE OF CONTENTS

        Prospectus Supplement           Page
        ---------------------           ----
Cautionary Statement Regarding
  Forward-Looking Statements..........  S-1
Newcastle Investment Corp. ...........  S-2
The Offering..........................  S-3
Use of Proceeds.......................  S-4
Federal Income Tax Considerations.....  S-4
Underwriting..........................  S-6
Legal Matters.........................  S-8
Experts...............................  S-8

              Prospectus                Page
              ----------                ----
About this Prospectus.................    1
Where You Can Find More Information...    1
Cautionary Statement Regarding
  Forward-Looking Statements..........    2
Newcastle Investment Corp. ...........    3
Risk Factors..........................    4
Use of Proceeds.......................   16
Ratio of Earnings to Combined Fixed
  Charges and Preferred Stock
  Dividends and Ratio of Earnings to
  Fixed Charges.......................   17
Description of Debt Securities........   18
Description of Capital Stock..........   26
Description of Depositary Shares......   36
Description of Warrants...............   38
Important Provisions of Maryland Law
  and of our Charter and Bylaws.......   39
Federal Income Tax Considerations.....   42
ERISA Considerations..................   59
Plan of Distribution..................   61
Legal Matters.........................   63
Experts...............................   63

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                                1,625,000 Shares

                        Newcastle Investment Corp. Logo
                                   NEWCASTLE
                                INVESTMENT CORP.

                                  Common Stock
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                             PROSPECTUS SUPPLEMENT
                               November 16, 2004

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                                LEHMAN BROTHERS
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